Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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	:	Chapter 11
In re:	:
	:	Case No. 13-12680 (MFW)
SAVIENT PHARMACEUTICALS, INC.,	:
et al.,	:	Jointly Administered
:
Debtors.[1]	:	Related to Docket No. 490, 625, 640
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FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

CONFIRMING FIRST AMENDED PLAN OF LIQUIDATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

Savient Pharmaceuticals, Inc. (“Savient”) and Savient Pharma Holdings, Inc., the debtors and debtors-in-possession in the above-captioned cases (together, the “Debtors”), having filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) on October 14, 2013; and the Debtors having proposed the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 490] (as amended, supplemented or otherwise modified, the “Plan”); and the Debtors having filed the Plan Supplement to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 625] (the “Plan Supplement”) and the Second Plan Supplement to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 640] (the “Second Plan Supplement” and, together with the Plan Supplement, the “Plan Supplements”); and the United States Bankruptcy Court for the District of Delaware (the “Court”) having entered an order [Docket No. 495] (the “Solicitation Procedures Order”) on March 18, 2014 approving the Disclosure Statement with

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Savient Pharmaceuticals, Inc. (3811); and Savient Pharma Holdings, Inc. (0701). The address of the Debtors’ corporate headquarters is 400 Crossing Boulevard, 4th Floor, Bridgewater, New Jersey 08807.

Respect to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors (the “Disclosure Statement”) as containing adequate information under section 1125(a) of the Bankruptcy Code; and the Debtors having filed the Declaration of Andrew L. Buck of GGC, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting with respect to the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 663] (the “Voting Certification”) on May 12, 2014; and the Court having established, in the Solicitation Procedures Order, May 19, 2014 at 11:30 a.m. (Eastern) as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the “Confirmation Hearing”); and an Affidavit of Service having been executed by Andrew Buck, Assistant Director, GCG, Inc., and filed with the Court [Docket No. 537] (the “Affidavit of Service”) with respect to the mailing of the notice of the Confirmation Hearing and the other solicitation materials in respect of the Plan in accordance with the Solicitation Procedures Order; and a certificate of publication having been filed with the Court [Docket No. 637] (the “Certificate of Publication”) with respect to the publication of the notice of the Confirmation Hearing in accordance with the Solicitation Procedures Order; and objections to confirmation of the Plan having been filed or raised by Ken Griffin [Docket No. 222], Ron Reeves [Docket No. 458], Aslam Mohammad [Docket No. 468], Warren Deforge [Docket No. 498], the Internal Revenue Service [Docket No. 651] and the Secretary of Health and Human Services and the Centers for Medicare and Medicaid Services [Docket No. 652] (collectively, the “Objections”); and the Court having reviewed the Plan, the Disclosure Statement, the Solicitation Procedures Order, the Voting Certification, the Affidavit of Service, the Certificate of Publication, the Objections and all other papers before the Court in connection with the confirmation of the Plan; and the Court having heard the statements of counsel in

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support of confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; and the Court having considered all testimony presented and evidence admitted at the Confirmation Hearing, including the Declaration of Mathew C. Bazley, Chief Liquidation Officer, President and Secretary of the Debtors in Support of Confirmation of the Plan (the “Bazley Declaration”); and the Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Cases;² and the Court finding that (i) notice of the Confirmation Hearing and the opportunity of all parties in interest to object to confirmation of the Plan were adequate and appropriate, in accordance with Rules 2002(b) and 3017(d) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Rule 2002-1 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) and the Solicitation Procedures Order, as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Confirmation Hearing and as set forth in this Confirmation Order establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefore, the Court hereby makes the following Findings of Fact, Conclusions of Law and Order:

IT IS HEREBY FOUND AND DETERMINED THAT:

A.       Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Confirmation of the Plan is a “core proceeding” pursuant to 28 U.S.C. § l57(b)(2)(L), and the Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code, and to determine whether the Plan should be confirmed and

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

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a Final Order entered with respect thereto. Venue of the Chapter 11 Cases is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

B.       Burden of Proof. The Debtors, as the proponents of the Plan, have the burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence, and, as set forth below, the Debtors have met that burden.

C.       Judicial Notice. The Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk and/or its duly appointed agent, including without limitation, all pleadings, notices and other documents filed, all proceedings during the Chapter 11 Cases, and all orders entered during the pendency of the Chapter 11 Cases.

D.       Modification of the Plan. The Debtors have made certain nonmaterial modifications to the Plan as set forth in the Notice of Filing of Non-Material Modifications to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 677] (the “Modifications”). Pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of the Modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the holders of Claims in the voting Classes be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Plan as modified by the Modifications shall constitute the Plan submitted to the Court for confirmation.

E.       Objections to Confirmation. As presented at the Confirmation Hearing, the consensual resolutions of certain Objections satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules, are in the best interests of the Debtors and their Estates and are supported by the record of the Confirmation Hearing, and therefore should be approved. All Objections that were not resolved by agreement on or prior to the Confirmation

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Hearing are overruled, or are otherwise disposed of, as set forth herein and on the record of the Confirmation Hearing.

F.       Compromise and Settlement In Connection with the Plan. All of the settlements and compromises pursuant to and in connection with the Plan, including the Global Settlement, comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

G.       Compliance with Bankruptcy Rule 3016. The Plan is dated and identifies the entity submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Court satisfies Bankruptcy Rule 3016(b).

H.       Compliance with Bankruptcy Rule 3017. The Debtors have given notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d).

I.       Transmittal and Mailing of Materials; Notices. The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Plan was transmitted to all creditors entitled to vote on the Plan, and sufficient time was prescribed for such creditors to accept or reject the Plan, thereby satisfying the requirements of Bankruptcy Rule 3018.

J.       Receipt and Tabulation of Votes. The procedures used by GCG, Inc. to receive and tabulate Ballots and Master Ballots from the holders of Claims in the voting Classes, as set forth in the Voting Certification, were proper and appropriate and in compliance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and all other applicable rules, laws and regulations. As described in the Voting Certification, which certified both the method and results of the voting, the Plan was accepted by all impaired Classes entitled to vote. The Debtors, therefore, obtained the requisite acceptance both in number and amount for confirmation of the Plan.

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K.       Plan Compliance With 11 U.S.C. § 1129. As set forth below and as demonstrated by the record in these cases, the Debtors have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code.

L.       Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth and demonstrated below, the Plan complies with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the orders of the Court with respect to the Plan, thus satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code.

(i)        Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). The Plan complies fully with the requirements of sections 1122 and 1123 of the Bankruptcy Code. The Plan’s classifications conform to the requirements of the Bankruptcy Code and separately classify claims based on valid business and legal reasons. The Plan’s classification scheme has a rational basis because it is based on the respective legal rights of each holder of a Claim against or Interest in the Debtors’ Estates and was not proposed to create a consenting impaired class and, thereby, manipulate class voting. Article II of the Plan designates the classification of Claims and Interests.

(ii)       Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan complies fully with the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies which classes of Claims and Interests are not impaired under the Plan.

(iii)        Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan complies fully with the requirements of section 1123(a)(3) of the Bankruptcy

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Code. Article III of the Plan specifies the treatment of Classes and Interests under the Plan, including those which are impaired.

(iv)       No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan complies fully with the requirements of section 1123(a)(4) of the Bankruptcy Code. As reflected in the treatment set forth in Article III of the Plan, the treatment of each of the Claims and Interests in each particular class is the same as the treatment of each of the other Claims or Interests in such class; provided, however, that to the extent any claimant received any different treatment than that described by the Plan for its class on the basis of the standards for compromise and settlement, the Court hereby finds that such different treatment does not need to be made available to other members of the class.

(v)        Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan complies fully with the requirements of section 1123(a)(5) of the Bankruptcy Code. The Plan provides adequate means for implementation of the Plan through, among other things, the implementation of the Liquidating Trust and the transfer of certain of the Debtors’ assets to the Liquidating Trust.

(vi)        Voting Power of Equity Securities (11 U.S.C. § 1123(a)(6)). Section 1123(a)(6) of the Bankruptcy Code requires that a plan provide for the inclusion in a corporate debtor’s charter provisions prohibiting the issuance of nonvoting equity securities, and providing for an “appropriate distribution” of voting power among those securities possessing voting power. The Plan is a liquidating plan that provides, in Article V.B, for the dissolution of the Debtors as corporate entities. As such, the requirements of section 1123(a)(6) do not apply.

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(vii)       Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Article V.B.1 of the Plan provides that, on the Effective Date, the members of the board of directors of the Debtors shall be deemed to have resigned. The Plan’s provisions for the selection and appointment of the Liquidating Trustee are consistent with the interests of creditors and equity security holders and with public policy. Section 1123(a)(7) of the Bankruptcy Code therefore is satisfied.

(viii)        Discretionary Contents of Plan (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate and consistent with the provisions of the Bankruptcy Code.

M.       Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the orders of the Court with respect to the solicitation of acceptances or rejections of the Plan, thus satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code.

N.       Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan, including all documents necessary to effectuate the Plan, including but not limited to those contained in the Plan Supplements, in good faith and not by any means forbidden by law, as evidenced by, among other things, the totality of the circumstances surrounding the formulation of the Plan, the record of the Chapter 11 Cases and the recoveries of holders of Claims and Interests thereunder, thus satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code.

O.       Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All payments that have been made or are to be made by the Debtors or Liquidating Trust under the

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Plan or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases including administrative expense claims under sections 503 and 507 of the Bankruptcy Code, have been approved by, or will be subject to the approval of, the Court as reasonable, thus satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

P.       Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). Article V.F.4 of the Plan provides that the Liquidating Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Plan and Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules. The identity of the Liquidating Trustee has been disclosed in the Liquidating Trust Agreement by and between Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc. and Robert Rosenberg LLC.

Q.       No Rate Changes (11 U.S.C. § 1129(a)(6)). The Debtors’ businesses do not involve the establishment of rates over which any regulatory commission will have jurisdiction after confirmation of the Plan. Thus, section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

R.       Best Interest of Creditors Test (11 U.S.C. § 1129(a)(7)). Section 1129(a)(7) of the Bankruptcy Code requires that each holder of a Claim or Interest in an impaired Class accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive on account of such Claim or Interest if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Disclosure Statement and the other evidence proffered or adduced at the

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Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any of the objections to confirmation of the Plan, and (iii) establish that each holder of an impaired Claim or Interest, as the case may be, in such impaired Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date, thus satisfying the requirements of section 1129(a)(7) of the Bankruptcy Code.

S.       Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Section 1l29(a)(8) of the Bankruptcy Code requires that for each Class of Claims or Interests under the Plan, such Class has either accepted the Plan or is not impaired under the Plan. Unimpaired Classes 1 and 2 are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Impaired Classes 3 and 4 have voted to accept the Plan. Because holders of Claims or Interests in impaired Classes 5, 6, 7 and 8 neither received nor retained any property under the Plan, they are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code, and the requirements of section 1129(a)(8) of the Bankruptcy Code have not been met, thereby requiring application of section 1129(b) of the Bankruptcy Code. The Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Classes 5, 6, 7 and 8.

T.       Treatment of Administrative and Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims, Miscellaneous Secured Claims and Priority Non-Tax Claims are set forth in sections III.A.1, III.A.2, III.B.1 and III.B.2 of the Plan, thus satisfying the requirements of section 1129(a)(9) of the Bankruptcy Code.

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U.       Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As set forth in the Voting Certification, the Plan has been accepted by impaired Classes 3 and 4, determined without inclusion of any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

V.       Feasibility (11 U.S.C. § 1129(a)(11)). The Plan proposed by the Debtors provides for the consolidation of the Chapter 11 Estates, the merger and dissolution of the Debtors, and the transfer and assignment of the Liquidating Trust Claims, the Liquidating Trust Funding Amount, and the GUC Cash to the Liquidating Trust for distribution to unsecured creditors in accordance with the Liquidating Trust Agreement and the terms of the Plan. The Disclosure Statement, the Bazley Declaration and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any of the objections to confirmation of the Plan and (iii) establish that the Plan is feasible, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

W.       Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid, or will pay, prior to the Effective Date, all amounts due under 28 U.S.C. § 1930, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code. The Liquidating Trustee shall pay, from and after the Effective Date, statutory fees due to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Cases are closed or converted. In addition, the Liquidating Trust shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Effective Date in conformance with the U.S. Trustee Guidelines.

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X.       Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)-(16)). Sections 1129(a)(13)-(16) are inapplicable as the Debtors (i) do not provide retiree benefits³ (1129(a)(13)), (ii) have no domestic support obligations (1129(a)(14)), (iii) are not individuals (1129(a)(15)), and (iv) are a for-profit business (1129(a)(16)).

Y.       No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Holders of Claims and Interests in Classes 5, 6, 7 and 8 will receive no distributions under the Plan and, accordingly, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors presented uncontroverted evidence at the Confirmation Hearing that the Plan does not discriminate unfairly and is fair and equitable with respect to the treatment of Claims and Interests in Classes 5, 6, 7 and 8 because, as required by section 1129(b)(2)(C) of the Bankruptcy Code, there are no holders of interests junior to the holders of Claims and Interests in Classes 5, 6, 7 and 8 that will receive or retain under the Plan any property on account of such junior interests. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code and may be confirmed notwithstanding its failure to satisfy section 1129(a)(8) of the Bankruptcy Code. The Plan shall be binding upon the members of Classes 5, 6, 7 and 8 upon confirmation and the occurrence of the Effective Date.

Z.       Confirmation of Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan that has been filed in the Chapter 11 Cases which has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

[3]	As defined in section 1114 of the Bankruptcy Code, “retiree benefits” means payments to any entity or person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependants, for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the debtor prior to filing a petition commencing a case under the Bankruptcy Code.

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AA.     Principal Purpose of the Plan (11 U.S.C. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, and no governmental unit has requested that the Court deny confirmation on such basis, thus satisfying the requirements of section 1129(d) of the Bankruptcy Code.

BB.     Satisfaction of Confirmation Requirements. Based on the foregoing, the Plan satisfies all of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code and should be confirmed.

CC.     Good Faith Solicitation (11 U.S.C. § 1125(e)). Based upon the record before the Court in the Chapter 11 Cases, the Debtors, the Official Committee of Unsecured Creditors, the indenture trustee under the 2019 Senior Secured Notes, the indenture trustee under the 2018 Convertible Notes, and the Unofficial Committee of Senior Secured Noteholders, and each of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates and representatives have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules in connection with all their respective activities relating to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125 of the Bankruptcy Code.

DD.     Substantive Consolidation. The substantive consolidation contemplated by Article V of the Plan, which is unopposed, is consistent with, and permissible under, applicable law in the Third Circuit. No party has objected to substantive consolidation, and the overwhelming majority of parties have voted in favor of the Plan which is predicated upon entry

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of an order substantively consolidating the Debtors’ Estates and Chapter 11 Cases for all purposes, including voting, Distribution and Confirmation.

EE.     Likelihood of Satisfaction of Conditions Precedent to Confirmation. All conditions precedent to confirmation set forth in Article VIII of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order or have been duly waived.

FF.     Retention of Jurisdiction. The Court finds that it may properly retain jurisdiction over the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED THAT:

A.      Confirmation of the Plan

1.        Approval of the Plan. The Plan, which consists of the Plan as filed on March 17, 2014, as subsequently amended, supplemented or otherwise modified, including all exhibits (including, but not limited to, those exhibits filed in the Plan Supplements), provisions, terms and conditions thereto, is approved and confirmed as having satisfied all of the requirements of chapter 11 of the Bankruptcy Code. The terms of the Plan, as modified, are incorporated herein by reference and are an integral part of this Confirmation Order. A copy of the Plan is attached hereto as Exhibit A.

2.        Findings of Fact and Conclusions of Law. The findings of fact and conclusions of law of the Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

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3.       Objections. All Objections, to the extent not already withdrawn, waived, or settled, and all reservations of rights included therein, shall be, and hereby are overruled.

B.      Plan Classification and Treatment

4.       All Claims and Interests shall be, and hereby are, classified and treated as set forth in the Plan. The Plan’s classification scheme shall be, and hereby is, approved.

5.       The classifications set forth in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, (c) may not be relied upon by any creditor as representing the actual classification of such Claims under the Plan for distribution purposes, and (d) shall not bind the Debtors and the Liquidating Trustee.

6.       The treatment of Claims and Interests as provided in the Plan is approved.

C.      Effects of Confirmation

7.       Enforceability of Plan. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan shall be, and hereby is, valid, binding and enforceable notwithstanding any otherwise applicable non-bankruptcy law. The Debtors may modify, amend or enter into, as necessary, all documents arising in connection with the Plan, without further order of the Court, in accordance with the provisions of the Plan.

8.       Authorization to Implement the Plan. Upon the entry of this Confirmation Order, the Debtors, the Liquidating Trustee, the Liquidating Trust Committee, the Disbursing Agent and the Document Administrator, as applicable, and their respective professionals, are authorized to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and to execute, enter into or otherwise make effective

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all documents arising in connection therewith, prior to, on and after the Effective Date. All such actions taken or caused to be taken shall be, and hereby are, authorized and approved by the Court such that no further approval, act or action need to be taken under any applicable law, order, rule or regulation, including, without limitation, (a) the incurrence of all obligations contemplated by the Plan and the making of Plan Distributions and (b) the implementation of all settlements and compromises as set forth in or contemplated by the Plan.

9.       The Debtors are authorized to make payments required to be made under the Plan at any time after entry of this Confirmation Order, including (i) payments to creditors on account of allowed administrative and priority claims, (ii) payments to the Senior Secured Notes Trustee, for the benefit of itself and the Holders of Allowed Senior Secured Noteholder Claims, (iii) payment of the Liquidating Trust Funding Amount and amounts necessary to fund the Administrative Claims Reserve and the Professional Fee Reserve to the Liquidating Trust (or to a segregated account held by Pachulski Stang Ziehl & Jones LLP to be held in trust for the benefit of the Liquidating Trust, if the Liquidating Trust has not yet been formed at the time of the transfer), and (iv) payment of amounts required to fund the Document Administrator as provided under the Document Administrator Agreement; provided, however, that all such payments shall be consistent with the Final Cash Collateral Budget or otherwise be consented to in writing by counsel to the Unofficial Committee of Senior Secured Noteholders; provided further, however, that in determining the amounts necessary to fund the Professional Fee Reserve, the Debtors shall take into account any retainers held by the Debtors’ Professionals and the amounts otherwise permitted to be transferred to the Professional Fee Reserve pursuant to the Final Cash Collateral Budget shall be reduced to the extent of any such retainers.

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10.       The Liquidating Trustee or its designee is authorized to execute and file tax returns on behalf of the Debtors after the Effective Date; provided, however, that neither the Liquidating Trust nor the Liquidating Trustee shall have any authority or duty to pay taxes properly payable by the Debtors.

11.        Non-Discharge of Claims. Pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation of the Plan will not discharge Claims against the Debtors; provided, however, that, other than as provided in the Final Cash Collateral Order, no Claim Holder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any Debtor or its respective successors, assigns and/or property, except as expressly provided in the Plan.

12.       Binding Effect. Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in section 1141(d) of the Bankruptcy Code, immediately after entry of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and all other parties in interest in the Chapter 11 Cases. Accordingly, as permitted by Bankruptcy Rule 3020(e), the fourteen (14) day period provided by such rule is hereby waived in its entirety.

13.        Releases, Injunctions, Limitations of Liability and Exculpation. All releases, injunctions, limitations of liability and exculpation provisions in the Plan, including, without limitation, those in sections X of the Plan, are fair and equitable and given for valuable consideration and are in the best interest of the Debtors and all parties in interest, and such provisions shall be effective and binding on all persons and entities, to the extent provided

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therein, and are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

14.       Confirmation of the Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of this paragraph, the Estates and the Liquidating Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates or the Liquidating Trust or any of its or their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates or the Liquidating Trust or any of its or their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates or the Liquidating Trust or any of its or their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates or the Liquidating Trust or any of its or their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released

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pursuant to the Plan, (B) any form of objection to any Claim that is Allowed by the Plan, or (C) Avoidance Actions against any Holder of a Claim that is Allowed by the Plan.

15.        Confirmation of the Plan shall further have the effect of permanently enjoining all Persons from obtaining (i) any documents or other materials from current counsel for the Debtors and the Committee that are in the possession of such counsel as a result of or arising in any way out of their representations of the Debtors and/or the Committee, or (ii) Books and Records from the Document Administrator, except in accordance with Article V.D of the Plan.

16.       Settlements. The settlements contemplated under the Plan (the “Plan Settlements”), including the Global Settlement, and the respective terms thereof as set forth in the Plan, are hereby approved pursuant to Bankruptcy Rule 9019 as fair, prudent and reasonable compromises of the controversies and Claims resolved by the Plan Settlements, are binding upon all Persons affected thereby, and shall be effectuated in accordance with the terms thereof.

17.        Cancellation of Interests. On the Effective Date, all Interests shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan. The Holders of Interests shall not be entitled to receive further notice in these Chapter 11 Cases after such Interests have been cancelled.

18.        Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III of the Plan, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any

19

other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that certain instruments, documents and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders under the Plan. Notwithstanding anything herein to the contrary, the Senior Secured Notes and the Senior Secured Notes Indenture (and the Collateral Documents as defined therein) shall remain in effect, except to the extent expressly modified by the Plan, as set forth in Article V.B.2 of the Plan.

19.        Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, the Sale Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which any Debtor is a party shall be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) was the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit D to the Plan as a Contract to be assumed.

20.       This Order shall constitute an order of the Court approving (i) the rejections described in Article VII.A of the Plan; and (ii) the assumptions of the contracts listed on Exhibit D to the Plan, in both cases pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

20

21.       If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A of the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Liquidating Trust within thirty (30) days after service of the Notice of Effective Date.

D.      Implementation of the Plan

22.        Substantive Consolidation. In light of the fact that substantive consolidation will promote a more equitable distribution of the Debtors’ assets, the substantive consolidation of the Chapter 11 Cases and Estates that comprise the Debtors is in the best interests of the Debtors’ stakeholders and is appropriate under section 105(a) of the Bankruptcy Code and is hereby approved. After the Effective Date, claims asserted by a creditor against multiple Debtors, whether on the basis of joint and several liability, guaranty or other similar theory, shall be deemed asserted only once against Savient without the need for further Court Order.

23.       Merger and Dissolution of the Debtors. On the Effective Date, (a) the officers and members of the boards of directors of the Debtors shall be deemed to have resigned; (b) Savient Pharma Holdings, Inc. shall be deemed merged with and into Savient, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; and (c) following such merger, Savient shall be deemed dissolved for all purposes, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors or the Liquidating Trust and their respective professionals may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate

21

actions under the laws of the State of Delaware or other applicable law and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger and dissolution of the Debtors as provided herein, without the payment of any fee, tax or charge and without need for the filing of reports or certificates; provided further, however, that any actions by the Debtors or the Liquidating Trust pursuant to the preceding sentence shall not modify, alter or otherwise affect the merger and dissolution of the Debtors as of the Effective Date pursuant to this paragraph. The merger and dissolution of the Debtors as provided herein shall not limit or affect any of the rights of (i) the Senior Secured Notes Trustee against the Debtors under the Plan, including Article V.B.2 of the Plan, with respect to the Senior Secured Notes and the Senior Secured Notes Indenture including, without limitation, the right of the Senior Secured Notes Trustee to realize upon any Collateral preserved to the Senior Secured Notes Trustee to the extent set forth in the Plan; or (ii) the Liquidating Trust or the Liquidating Trustee to pursue the Liquidating Trust Claims after the Effective Date.

24.       Closure of the Chapter 11 Cases. On the Effective Date, the Chapter 11 Case of Savient Pharma Holdings, Inc. (Case No. 13-12681 (MFW)) shall be closed upon submission of an appropriate order to the Court under certification of counsel, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of Savient Pharma Holdings, Inc. shall be brought or otherwise commenced in Savient’s Chapter 1l Case, Case No. 13-12680 (MFW).

25.        Limited Release of Liens. On the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates, except for those held by the Senior Secured Notes Trustee, shall be released; provided, however, that on the Effective Date, and to the extent not released prior to the Effective Date pursuant to Court order or otherwise and

22

except as otherwise provided for in the Plan, all mortgages, deeds of trust, liens or other security interests against the Liquidating Trust Assets shall be released. For the avoidance of doubt, the foregoing shall not effectuate a release of the liens or security interests of the Senior Secured Notes Trustee on the Cash held in the Professional Fee Reserve and Administrative Claims Reserve, which Cash shall remain subject to the first priority perfected security interests of the Senior Secured Notes Trustee.

26.       United States Trustee Fees. All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid by the Debtors on or before the Effective Date. After the Effective Date, the Liquidating Trust shall pay quarterly fees to the U.S. Trustee until the Chapter 11 Cases are closed or converted. In addition, the Liquidating Trustee shall file post-confirmation quarterly reports in conformance with the U.S. Trustee Guidelines.

27.       Section 1146(a) Waiver. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and all state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

28.       Document Administrator. The form of the Document Administrator Agreement attached as Exhibit C to the Plan is hereby approved, and the Debtors are authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Document Administrator Agreement. The appointment of Drivetrain Advisors, Ltd. as Document Administrator is hereby approved.

23

29.       On or before the Effective Date, the Debtors shall transfer their Books and Records to the Document Administrator (other than those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling) and, on the Effective Date, the Document Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims.

30.       Liquidating Trust. The form of the Liquidating Trust Agreement attached as Exhibit A to the Plan is hereby approved, and the Debtors are authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Liquidating Trust Agreement. The appointment of Robert Rosenberg LLC as Liquidating Trustee is hereby approved.

31.       Liquidating Trust Committee. The appointment of (a) Faith D. Ottery, M.D., PhD and (b) Riverside Contracting LLC to the Liquidating Trust Committee is hereby approved. Each of the members of the Liquidating Trust Committee shall have all rights, powers, duties and protections afforded the Liquidating Trust Committee and its members under the Plan and Liquidating Trust Agreement.

32.       Collateral Assignment Agreement. The form of Collateral Assignment Agreement attached as Exhibit E to the Plan is hereby approved, and the Debtors are authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Collateral Assignment Agreement.

33.        Remnant Assert Purchase Agreement. The form of Remnant Asset Purchase Agreement attached as Exhibit F to the Plan is hereby approved, and the Debtors are

24

authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Remnant Asset Purchase Agreement.

34.        Dissolution of Creditors’ Committee. On the Effective Date, the Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys, financial advisors and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order.

35.       Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all creditors and other parties in interest (except those listed in the following sentence) must file a renewed notice of appearance requesting receipt of documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of parties in interest receiving notice of documents pursuant to Bankruptcy Rule 2002 to the Office of the United States Trustee, the Unofficial Committee of Senior Secured Noteholders, the Senior Secured Notes Trustee and those creditors who have filed such renewed requests (the “Post-Confirmation Master Service List”); provided, however, that the Liquidating Trustee also shall serve those parties directly affected by, or having a direct interest in, the particular filing in accordance with Local Rule 2002-1(b). Notice given in accordance with the foregoing procedures shall be deemed adequate pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

36.       Closure of Utility Deposit and Segregated Accounts Receivable Accounts. The Debtors are authorized to close the utility deposit account that was authorized and

25

established pursuant to the Final Order Pursuant to 11 U.S.C. §§ 105(a) and 366 (I) Approving Debtors’ Proposed Form of Adequate Assurance of Payment, (II) Establishing Procedures for Resolving Objections by Utility Companies and (III) Prohibiting Utility Companies From Altering, Refusing Or Discontinuing Service [Docket No. 160]. Further, the Debtors are authorized to close the segregated accounts receivable account that was authorized and established pursuant to paragraph 18(e) the Final Cash Collateral Order. The proceeds of both accounts shall be distributed by the Debtors to the Senior Secured Notes Trustee pursuant to Article III.C.1 of the Plan as part of the Final Cash Sweep Proceeds. Upon receipt or as soon thereafter as practicable, the Senior Secured Notes Trustee is authorized to distribute such amounts to the Holders of Allowed Senior Secured Noteholder Claims pursuant to the terms of the Plan and the Senior Secured Notes Indenture.

37.        Payment of Convertible Notes Trustee’s Fees. On or as soon as practicable after the Effective Date, Pachulski Stang Ziehl & Jones LLP shall transfer $100,000 from its client trust fund account that was paid to it pursuant to the terms of the Global Settlement to the Convertible Notes Trustee, to which the Convertible Notes Trustee is entitled pursuant to the terms of the Global Settlement.

38.        Release of the Buffer Amount. On the Effective Date, the Senior Secured Notes Trustee shall be authorized to release the Buffer Amount (as defined in the Final Cash Collateral Order) and on or as soon as practicable after the Effective Date, the Senior Secured Notes Trustee is authorized to distribute the Cash comprising the Buffer Amount to the Holders of Allowed Senior Secured Noteholder Claims pursuant to the terms of the Plan and the Senior Secured Notes Indenture.

26

39.       Implementation of Settlement with Tang Capital Partners, LP. The Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, Cole, Schotz, Meisel, Forman & Leonard, P.A., and the Debtors’ other professionals are authorized to take such steps and perform such acts as may be necessary to implement the Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 Approving Stipulation Resolving Claims and Causes of Action Between the Debtors and Tang Capital Partners, LP, whether such actions are required to be taken before or after the Effective Date.

40.       Return of Excess Professional Retainers to Senior Secured Notes Trustee. Upon approval by the Court of each of the Debtors’ Professionals’ final fee applications, each such Debtors’ Professional shall promptly apply any retainer it holds as of such date against any unpaid Allowed Professional Fee Claims, and thereafter shall return any excess retainer amounts to the Senior Secured Notes Trustee so as to be received by the Senior Secured Notes Trustee no later than ten (10) business days after entry of an order approving such final fee application. Such payment shall be made using the wire information specified immediately below, or in the manner otherwise specified in writing by the Senior Secured Notes Trustee.

U.S. Bank National Association

ABA# 091000022

Credit A/C# 180121167365

Ref: Savient Pharmaceuticals

Attention: J. Murphy

Similarly, after the professionals of the Unofficial Committee of Senior Secured Noteholders have been paid in full for all professional fees and expenses incurred through and including the date that is ninety (90) days after the Effective Date, and such amounts have been deducted from the retainer amounts being held by such professionals, such professionals shall return any excess retainer amounts to the Senior Secured Notes Trustee as soon as practicable using the wire

27

information specified above. Upon receipt or as soon thereafter as practicable, the Senior Secured Notes Trustee is authorized to distribute such amounts to the Holders of Allowed Senior Secured Noteholder Claims pursuant to the terms of the Plan and the Senior Secured Notes Indenture.

41.       Return of Excess Cash in the Professional Fee Reserve to the Senior Secured Notes Trustee. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust (after taking into account the application of any retainers held by such Professionals), any remaining Cash in the Professional Fee Reserve shall be promptly distributed by the Liquidating Trustee to the Senior Secured Notes Trustee. Upon receipt or as soon thereafter as practicable, the Senior Secured Notes Trustee is authorized to distribute such amounts to the Holders of Allowed Senior Secured Noteholder Claims pursuant to the terms of the Plan and the Senior Secured Notes Indenture.

42.        Return of Excess Cash in the Administrative Claims Reserve to the Senior Secured Notes Trustee. After all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall be promptly distributed by the Liquidating Trustee to the Senior Secured Notes Trustee. Upon receipt or as soon thereafter as practicable, the Senior Secured Notes Trustee is authorized to distribute such amounts to the Holders of Allowed Senior Secured Noteholder Claims pursuant to the terms of the Plan and the Senior Secured Notes Indenture.

28

43.       Resolution of Plan Objections.

(i)        ACE American Insurance Company and Affiliates. Notwithstanding any other term or provision in the Plan or this Order, except as provided in this Paragraph, nothing in the Plan or this Order (i) will prejudice any of the rights, claims or defenses of ACE American Insurance Company, Illinois Union Insurance Company or their affiliated insurance companies (collectively, the “Insurers”) under any insurance policies or related agreements entered into by the Insurers on the one hand, and the Debtors on the other hand (individually or collectively, the “Insurance Agreements”); (ii) will modify any of the terms, conditions, limitations and/or exclusions contained in the Insurance Agreements, which terms, conditions, limitations and exclusions shall remain in full force and effect; (iii) shall be deemed to create any insurance coverage that does not otherwise exist, if at all, under the terms of the Insurance Agreements, or create any right of action against the Insurers that does not otherwise exist under applicable non-bankruptcy law; (iv) shall be deemed to prejudice any of the Insurers’ rights and/or defenses in any pending or subsequent litigation in which the Insurers or the Debtors, the Estates, the Liquidating Trust, and/or the Liquidating Trustee may seek any declaration regarding the nature and/or extent of any insurance coverage under the Insurance Agreements; or (v) shall be construed as an acknowledgement that the Insurance Agreements cover or otherwise apply to any claims or that any claims are eligible for payment under any of the Insurance Agreements; provided, however, that to the extent that the Debtors seek to assume any of the Insurance Agreements pursuant to the Plan and

29

Paragraph 20 of this Order, such assumption shall be effective notwithstanding anything in this Paragraph.

(ii)       Internal Revenue Service. Notwithstanding any provision to the contrary in the Plan, this Order confirming the Plan, and any implementing Plan documents, nothing shall: (1) affect the ability of the Internal Revenue Service (“IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors’ Estates; or (2) affect the rights of the IRS to assert setoff and recoupment and such rights are expressly preserved. Allowed Priority Tax Claims of the IRS shall be paid in full in accordance with the Plan and to the extent the IRS Priority Tax Claims (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in cash on the Effective Date, the IRS Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622. Administrative expense claims of the IRS allowed pursuant to section 503 of the Bankruptcy Code shall be paid in full in accordance with the Plan and shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. The Bankruptcy Court may retain jurisdiction, but not exclusive jurisdiction, over IRS claims and issues arising therefrom to the extent allowed by non-bankruptcy law.

(iii)        Secretary of Health and Human Services and the Centers for Medicare and Medicaid Services. Notwithstanding any provision to the contrary in the Plan, this Order confirming the Plan, and any implementing Plan

30

documents, nothing shall affect the rights of the Centers for Medicare and Medicaid Services (“CMS”) to assert setoff and recoupment and such rights are expressly preserved. Administrative expense claims of CMS allowed pursuant to section 503 of the Bankruptcy Code shall be paid in full in accordance with the Plan and shall accrue interest and penalties as provided by non-bankruptcy law until paid in full, and the rejection pursuant to section 365 of the Bankruptcy Code of the Medicare Coverage Gap Discount Program Agreement, by and between the Secretary of Health and Human Services and Savient, shall not render an otherwise valid administrative expense claim asserted by CMS a general unsecured claim. The Bankruptcy Court may retain jurisdiction, but not exclusive jurisdiction, over CMS claims and issues arising therefrom to the extent allowed by non-bankruptcy law.

44.        Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of the Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to the Effective Date set forth in Article VIII.B of the Plan.

45.       Incorporation. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of the Court that the Plan is confirmed in its entirety and incorporated herein by its reference.

46.       Notice of Entry of the Confirmation Order and the Occurrence of the Effective Date. The Debtors and/or their authorized agent shall serve notice of the entry of this Confirmation Order and the occurrence of the Effective Date (the “Notice of Effective Date”),

31

substantially in the form attached hereto as Exhibit B, which form is hereby approved, on all creditors and parties in interest in the Chapter 11 Cases, except Holders of Equity Interests, within five (5) business days after the occurrence of the Effective Date. Notwithstanding the foregoing, no service of the Notice of Effective Date shall be required to be made upon any person to whom the Debtors mailed a (a) notice of the meeting of creditors under section 341 of the Bankruptcy Code, (b) notice of the bar date for filing proofs of claim, or (c) a Solicitation Package or other solicitation-related notice and received any such notice or materials returned by the United States Postal Service marked “undeliverable as addressed,” “moved – left no forwarding address,” “forwarding order expired” or similar marking or reason, unless the Debtors have been informed in writing by such person of that person’s new address. Service of the Notice of Effective Date described herein in the time and manner set forth herein shall constitute due, adequate and sufficient notice, and no other or further notice shall be necessary.

47.        Modification of Plan. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, with the prior written consent of (i) counsel to the Unofficial Committee of Senior Secured Noteholders and (ii) the Committee or the Liquidating Trustee, as applicable, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or

32

clarified, if the proposed alteration, amendment, modification or clarification does not materially and adversely change the treatment of the Claim of such Holder.

48.        Retention of Jurisdiction. Notwithstanding the occurrence of the Effective Date, the Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including among other things, jurisdiction over the matters set forth in Article XI of the Plan, which provisions are incorporated herein by reference.

49.        Confirmation Order Controls. To the extent that the terms of this Confirmation Order are inconsistent with the terms set forth in the Plan or any of the exhibits thereto, then the terms of this Confirmation Order shall govern and control.

50.       Final Order. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d) and 7062, or any other applicable Bankruptcy Rule, the Court finds that there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated: Wilmington, Delaware May 19, 2014
/s/ Mary F. Walrath Honorable Mary F. Walrath United States Bankruptcy Judge

33

EXHIBIT A

Plan of Liquidation

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
SAVIENT PHARMACEUTICALS, INC.,	:	Case No. 13-12680 (MFW)
et al.,	:
	:	Jointly Administered
Debtors.[1]	:
:
x

FIRST AMENDED PLAN OF LIQUIDATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

COLE, SCHOTZ, MEISEL,

FORMAN & LEONARD, P.A.

David R. Hurst (I.D. No. 3743)

Kate Stickles (I.D. No. 2917)

500 Delaware Ave., Suite 1410

Wilmington, Delaware 19801

Telephone: (302) 652-3131

Facsimile: (302) 652-3117

Counsel for the Debtors and

Debtors-in-Possession

Dated: May 19, 2014

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Savient Pharmaceuticals, Inc. (3811); and Savient Pharma Holdings, Inc. (0701). The address of the Debtors’ corporate headquarters is 400 Crossing Boulevard, 4th Floor, Bridgewater, New Jersey 08807.

i

G.	Special Provisions Regarding Insured Claims	22

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN		23
A.	Acceptance by an Impaired Class	23
B.	Presumed Acceptances by Unimpaired Classes	23
C.	Classes Deemed to Reject Plan	23
D.	Impaired Classes of Claims Entitled to Vote	23
E.	Elimination of Vacant Classes	23
F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	24

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN		24
A.	Substantive Consolidation	24
	1. Consolidation of the Chapter 11 Estates	24
	2. Substantive Consolidation Order	24
B.	Corporate Action	25
	1. Merger and Dissolution of Debtors	25
	2. Cancellation of Existing Securities and Agreements	26
	3. No Further Action	27
	4. Effectuating Documents; Further Transactions	27
C.	Document Administrator	27
D.	Books and Records; Privilege Matters	28
	1. Legal Representation of the Debtors and Committee After the Effective Date	28
	2. Transfer of Debtors’ Books and Records	28
	3. Transfer of Evidentiary Privileges; Document Requests	28
E.	Creditors’ Committee and Liquidating Trust Committee	30
	1. Dissolution of the Committee	30
	2. Creation of Liquidating Trust Committee and Procedures Related Thereto	30
	3. Standing of the Liquidating Trust Committee	30
	4. Function and Duration of the Liquidating Trust Committee	30
	5. Indemnification of Liquidating Trustee and Liquidating Trust Committee	31
	6. Recusal of Liquidating Trust Committee Members	31
F.	The Liquidating Trust	31
	1. Establishment and Administration of the Liquidating Trust	31
	2. Assets of the Liquidating Trust	32
	3. Other Funds to be Transferred to the Liquidating Trust	32
	4. Rights and Powers of the Liquidating Trust and the Liquidating Trustee	33
	5. Liquidating Trust Interests	33
	6. Appointment of a Liquidating Trustee	34
	7. Distributions to Holders of General Unsecured Claims	34
	8. Distributions to Holders of Administrative and Priority Claims	35
	9. Reporting Requirement of Liquidating Trust	35
G.	No Revesting of Assets in Debtors	35
	1. Vesting of Certain Remaining Assets in Senior Secured Notes Trustee	35
	2. Sale and Assignment of Remnant Assets to Oak Point	35
H.	Limited Release of Liens	36
I.	Accounts and Reserves	36
	1. Professional Fee Reserve	36
	2. Administrative Claims Reserve	36
	3. Other Reserves	37

J.	Exemption from Certain Transfer Taxes	37
K.	Applicability of Sections 1145 and 1125(e) of the Bankruptcy Code	37
L.	Preservation of Causes of Action	37
M.	Effectuating Documents; Further Transactions	38

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		38
A.	Distributions for Claims Allowed as of the Effective Date	38
B.	Disbursing Agent	39
C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	39
	1. Delivery of Distributions in General	39
	2. Undeliverable and Unclaimed Distributions	39
D.	Prepayment	40
E.	Means of Cash Payment	40
F.	Interest on Claims	41
G.	Withholding and Reporting Requirements	41
H.	Setoffs	41
I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims	42
	1. Objection Deadline; Prosecution of Objections	42
	2. No Distributions Pending Allowance	42
	3. Disputed Claims Reserve	43
	4. Distributions After Allowance	43
	5. De Minimis Distributions	43
	6. Fractional Dollars	44
	7. Allocation of Plan Distributions Between Principal and Interest	44
	8. Distribution Record Date	44

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		44
A.	Rejected Contracts and Leases	44
B.	Rejection Damages Bar Date	45
C.	Indemnification Obligations	45

ARTICLE VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		45
A.	Conditions to Confirmation	45
B.	Conditions to Effective Date	46
C.	Waiver of Conditions	47
D.	Consequences of Non-Occurrence of Effective Date	47

ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS		47
A.	Professional Fee Claims	47
	1. Final Fee Applications	47
	2. Employment of Professionals after the Effective Date	47
B.	Substantial Contribution Compensation and Expenses Bar Date	48
C.	Other Administrative Claims	48

ARTICLE X EFFECTS OF CONFIRMATION		48
A.	Compromise and Settlement of Claims and Controversies	48
B.	Binding Effect	48
C.	Discharge of the Debtors	49
D.	Releases	49
	1. Releases by the Debtors	49
	2. Releases by the Global Settlement Parties	49
E.	Exculpation and Limitation of Liability	50
F.	Injunction	51
G.	Compromises and Settlements	52
H.	Satisfaction of Subordination Rights	52

ARTICLE XI RETENTION OF JURISDICTION		52
A.	Retention of Jurisdiction by the Court	52
B.	Retention of Non-Exclusive Jurisdiction by the Court	54
C.	Failure of Court to Exercise Jurisdiction	54

ARTICLE XII MISCELLANEOUS PROVISIONS		55
A.	Modifications and Amendments	55
B.	Severability of Plan Provisions	55
C.	Successors and Assigns	55
D.	Payment of Statutory Fees	55
E.	Revocation, Withdrawal or Non-Consummation	56
F.	Service of Documents	56
G.	Plan Supplement(s)	57

TABLE OF EXHIBITS

Exhibit	Title

A	Liquidating Trust Agreement

B	Members of Liquidating Trust Committee

C	Document Administrator Agreement

D	Contracts To Be Assumed Under Plan

E	Collateral Assignment Agreement

F	Remnant Asset Purchase Agreement

v

INTRODUCTION2

Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc., the debtors and debtors-in-possession in the above-captioned Chapter 11 Cases, propose the following plan of liquidation. The Plan contemplates the liquidation of the Debtors and the resolution of outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

For a discussion of the Debtors’ history, businesses, properties, operations, the Chapter 11 Cases, risk factors, a summary of this Plan and certain other related matters, reference is hereby made to the Disclosure Statement that is being distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Article XII.A of this Plan, the Debtors reserve the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1      “503(b)(9) Claim” means a Claim arising under section 503(b)(9) of the Bankruptcy Code against the Debtors, which were to be filed against the Debtors on or before the 503(b)(9) Claims Bar Date.

[2]	Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

1.2      “503(b)(9) Claims Bar Date” means January 17, 2014 at 4:00 p.m. (Eastern Time) as established by the Bar Date Order.

1.3      “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) Claims under section 503(b)(9) of the Bankruptcy Code.

1.4      “Administrative and Priority Claims Estimate” means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims; provided, however, that the Administrative and Priority Claims Estimate shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget.

1.5      “Administrative Claims Bar Date” means for Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code and Professional Fee Claims: (a) February 18, 2014 at 4:00 p.m. (Eastern Time), for Administrative Claims that accrued for the period from the Petition Date through December 31, 2013; and (b) March 21, 2014 at 4:00 p.m. (Eastern Time), for (i) Administrative Claims asserted by Postpetition Employees that accrued for the period from the Petition Date through February 28, 2014 and (ii) Administrative Claims asserted by persons and entities that were not Postpetition Employees that accrued for the period from January 1, 2014 through February 28, 2014; and (c) for Administrative Claims that accrued after February 28, 2014, the date that falls on the thirtieth (30th) day following the Effective Date, in each case by which Holders of Administrative Claims shall File with the Claims Agent and serve on the Debtors or the Liquidating Trustee, as applicable, requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Supplemental Administrative Claims Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

1.6      “Administrative Claims Objection Deadline” means the deadline for filing objections to requests for payment of Administrative Claims filed on or before the Administrative Claims Bar Date, which shall be 120 days after the Effective Date, unless otherwise extended by order of the Court.

1.7      “Administrative Claims Reserve” means the reserve of Cash funded by the Debtors and maintained by the Liquidating Trust for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

1.8      “Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.

1.9      “Affiliate Debtor” means Savient Pharma Holdings, Inc., the debtor and debtor-in-possession in Chapter 11 Case No. 13-12681 (MFW), which case is pending in the Court.

1.10      “Allowed” means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

1.11      “Allowed Claim” means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that either (x) has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, or (y) is the subject of a timely filed Proof of Claim and, as to both (x) and (y), either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount (x) in the Plan or (y) after the Effective Date, by the Liquidating Trustee in writing; provided, however, that with respect to an Administrative Claim, “Allowed Claim” means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtors or the Liquidating Trustee, as applicable, or any other party in interest (x) has not filed an objection on or before the Administrative Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Liquidating Trustee has expressly allowed in a liquidated amount in writing. For purposes of computing Distributions under this Plan, a Claim that has been deemed “Allowed” shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

1.12      “Asset Purchase Agreement” means that certain Acquisition Agreement by and between the Debtors and the Purchaser, dated as of December 10, 2013.

1.13      “Avoidance Actions” means any and all claims and Causes of Action of the Debtors arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549 and 550 thereof or their state law analogs; provided, however, that Avoidance Actions shall not include and shall not be deemed to include any and all actions against the Prepetition Secured Parties or with respect to the Prepetition Collateral, which such causes of action shall be deemed to have been released, waived and discharged in full.

1.14      “Ballot” means each of the ballot or master ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Article IV.D hereof in connection with the solicitation of acceptances of the Plan.

1.15      “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.16      “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.17      “Bar Date” means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtors or requests in these Chapter 11 Cases for that specific Claim.

1.18      “Bar Date Order” means the Order Pursuant to Sections 105, 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules 1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtors and (II) Approving Form and Manner of Notice Thereof [Docket No. 197].

1.19      “Books and Records” means any and all books and records of any of the Debtors, including any and all documents and any and all computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.

1.20      “Business Day” means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.21      “Cash” means legal tender of the United States of America or equivalents thereof.

1.22      “Causes of Action” means any and all claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and Claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Cases, through and including the Effective Date, that any Debtor and/or Estate may hold against any Person.

1.23      “Chapter 11 Cases” means the chapter 11 cases commenced by the Debtors and jointly administered under case number 13-12680 (MFW) in the Court.

1.24      “Claim” means a claim against any Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code.

1.25      “Claimholder” means the holder of a Claim.

1.26      “Claims Agent” means Garden City Group, Inc. (a/k/a GCG, Inc.), or any successor thereto.

1.27      “Claims Objection Deadline” means the last day for filing objections to Claims (other than Disallowed Claims for which no objection or request for estimation is required), which day shall be one hundred and eighty (180) days after the Effective Date, or such later date as may be ordered by the Court.

1.28      “Class” means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of this Plan.

1.29      “Collateral” means any property or interest in property of a Debtor’s Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.30      “Collateral Assignment Agreement” means the agreement, substantially in the form attached hereto as Exhibit E, which shall be approved in the Confirmation Order and entered into by the Debtors and the Senior Secured Notes Trustee on the Effective Date pursuant to the terms of the Plan.

1.31      “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

1.32      “Confirmation” means the entry of the Confirmation Order, subject to all conditions specified in Article VIII.A having been satisfied or waived pursuant to Article VIII.C.

1.33      “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

1.34      “Confirmation Hearing” means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

1.35      “Confirmation Order” means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.36      “Consummation” means the occurrence of the Effective Date.

1.37      “Contingent” means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.38      “Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

1.39      “Convertible Notes” means the 4.75% Convertible Senior Notes due 2018, issued pursuant to that certain Indenture, dated as of February 4, 2011, by and between Savient

Pharmaceuticals, Inc., as issuer, and U.S. Bank National Association, as original indenture trustee.

1.40      “Convertible Notes Indenture” means that certain Indenture dated as of February 4, 2011, by and between Savient Pharmaceuticals, Inc., as issuer, and U.S. Bank National Association, as original indenture trustee, pursuant to which the Convertible Notes were issued.

1.41      “Convertible Noteholder Claim” means, individually, a Claim of a holder of the Convertible Notes arising under or as a result of such notes and, collectively, the Claims of all such holders arising under or as a result of such notes, which Claims constitute General Unsecured Claims in Class 4 and shall be deemed Allowed in the aggregate amount of $123,620,344.91 as of the Effective Date.

1.42      “Convertible Notes Trustee” means CSC Trust Company of Delaware, in its capacity as successor indenture trustee for the Convertible Notes under the Convertible Notes Indenture.

1.43      “Creditor” means any Person that holds a Claim against one or more of the Debtors.

1.44      “CVS Litigation” means the case styled Savient Pharmaceuticals, Inc. v. CVS Caremark Corporation et al., Case No. MID-L-2841-13 (Sup. Ct. N.J.).

1.45      “CVS Litigation Claims” means the claims asserted as of the Effective Date by the Debtors in the CVS Litigation.

1.46      “Debtors” means, together, Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc.

1.47      “Disallowed” means with reference to a Claim means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, and (ii) no request for payment of an Administrative Claim has been filed by the Administrative Claims Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (d) after the Effective Date, has been disallowed in a written agreement by and between the Liquidating Trustee and the Holder of such Claim.

1.48      “Disbursing Agent” means (a) on or prior to the Effective Date, the Debtors, and (b) after the Effective Date, the Liquidating Trustee; provided, however, that the Debtors or the Liquidating Trustee may, in their discretion, retain a third party to act as Disbursing Agent.

1.49      “Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended,

supplemented, revised or modified from time to time, as approved by the Court pursuant to the Disclosure Statement Approval Order.

1.50      “Disclosure Statement Approval Order” means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

1.51      “Disputed” means, when used in reference to a Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.52      “Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim or (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

1.53      “Disputed Claims Reserve” means the reserve established and maintained by the Liquidating Trust pursuant to and in accordance with the terms of the Liquidating Trust Agreement for the payment of Disputed General Unsecured Claims that become Allowed Claims after the Effective Date. The Disputed Claims Reserve need not be maintained by the Liquidating Trust in a segregated account.

1.54      “Distribution” means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

1.55      “Distribution Date” means the Effective Date or the date, occurring as soon as practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

1.56      “Distribution Record Date” means the record date for the purpose of determining Holders of Allowed Claims, other than the Holders of Senior Secured Noteholder Claims, entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

1.57      “Document Administrator” means the person appointed by the Debtors in accordance with Article V.C to take possession of the Debtors’ Books and Records (except those related to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling) on the Effective Date and provide access to such Books and Records in accordance with the Document Administrator Agreement and the Plan.

1.58      “Document Administrator Agreement” means the agreement, substantially in the form attached hereto as Exhibit C, which shall be approved in the Confirmation Order and entered into by the Debtors and the Document Administrator on the Effective Date pursuant to the terms of the Plan.

1.59      “Document Administrator Assets” means any and all Books and Records of the Debtors, except for those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling.

1.60      “Effective Date” means the first Business Day on which all conditions to the consummation of the Plan set forth in Article VIII.B hereof have been satisfied or waived in accordance with Article VIII.C.

1.61      “Entity” has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.62      “Estate(s)” means, individually, the estate of any Debtor in these Chapter 11 Cases and, together, the estates of the Debtors created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases on the Petition Date.

1.63      “Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under 365 of the Bankruptcy Code.

1.64      “Exhibit” means an exhibit either attached to this Plan or attached as an appendix to the Disclosure Statement.

1.65      “Face Amount” means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.66      “File,” “Filed” or “Filing” means, respectively, file, filed or filing with the Court or its authorized designee in these Chapter 11 Cases.

1.67      “Final Cash Collateral Budget” means the 13-Week Budget and Accrual Budget relating to the Final Cash Collateral Order, as such budgets are filed at Docket No. 306.

1.68      “Final Cash Collateral Order” means the Final Provisional Order Under 11 U.S.C. §§ 105, 361, 362, 363, 507(b), Fed. R. Bankr. P. 4001, 6004(h), 7062 and 9014 and Del. Bankr. L.R. 4001-2 (I) Authorizing the Debtors To Use Cash Collateral, (II) Granting Adequate Protection To Prepetition Secured Noteholders, and (III) Granting Related Relief [Docket No. 250].

1.69      “Final Cash Sweep Proceeds” means all of the Cash held by the Debtors’ Estates on the Effective Date, including any amounts received by the Debtors pursuant to the Remnant Asset Purchase Agreement, less the Liquidating Trust Funding Amount and the amounts used to fund the Professional Fee Reserve and Administrative Claims Reserve.

1.70      “Final Order” means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

1.71      “General Bar Date” means January 17, 2014 at 4:00 p.m. (Eastern Time) for certain Claims arising before the Petition Date, including General Unsecured Claims, Priority Non-Tax Claims and 503(b)(9) Claims, as established by the Bar Date Order.

1.72      “General Unsecured Claim” means a Claim against any or all of the Debtors that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Senior Secured Noteholder Claim, Intercompany Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

1.73      “Global Settlement” means the settlement by and among the Debtors, the Unofficial Committee of Senior Secured Noteholders and the Committee which was approved by the Court by order entered February 5, 2014 [Docket No. 367].

1.74      “Global Settlement Parties” means the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders, and their successors or assigns, including the Liquidating Trust and the Liquidating Trust Committee.

1.75      “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.76      “GUC Cash” means (i) $1,950,000 in Cash plus (ii) the proceeds of the CVS Litigation, if any, which amounts, prior to the Effective Date, are being held by Pachulski Stang for the benefit of Holders of Allowed General Unsecured Claims.

1.77      “Holder” means an Entity holding a Claim, Interest or Liquidating Trust Interest.

1.78      “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.79      “Impaired Class” means a Class of Claims or Interests that is Impaired.

1.80      “Indemnified Person” means the (i) Liquidating Trustee, (ii) Liquidating Trust Committee, and (iii) members of the Liquidating Trust Committee in their capacities as such, and (iv) with respect to any of the foregoing, any such Person’s current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

1.81      “Insider” has the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

1.82      “Insured Claim” means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.83      “Intercompany Claims” means any Claim held by a Debtor against another Debtor, including, without limitation: (i) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (ii) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (iii) any derivative Claim asserted by or on behalf of one Debtor against another Debtor.

1.84      “Interests” means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in the Debtors, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

1.85      “IRS” means the Internal Revenue Service.

1.86     “Lien” has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.87      “Liquidating Trust” means the trust described in Article V.F of the Plan to be established under Delaware trust law that shall effectuate the wind down of the Debtors and make Distributions pursuant to the terms of the Plan and Liquidating Trust Agreement. With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person authorized to take such action in accordance with the Liquidating Trust Agreement.

1.88      “Liquidating Trust Agreement” means the agreement, substantially in the form attached hereto as Exhibit A, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtors, on behalf of the beneficiaries, and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan.

1.89       “Liquidating Trust Assets” means the GUC Cash, the CVS Litigation Claims, the Avoidance Actions and the Liquidating Trust Funding Amount.

1.90      “Liquidating Trust Claims” means the Avoidance Actions and the CVS Litigation Claims.

1.91      “Liquidating Trust Committee” means the committee created hereunder and appointed by the Committee that shall provide oversight and direction to the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.

1.92      “Liquidating Trust Funding Amount” means an amount of Cash to be provided by the Debtors, subject to the Final Cash Collateral Order, as initial funding for the Liquidating Trust, which amount is $175,000.

1.93      “Liquidating Trust Interests” means the uncertificated beneficial interests in the Liquidating Trust representing the right of each Holder of an Allowed General Unsecured Claim to receive Distributions from the Liquidating Trust in accordance with Article V.F.5 of this Plan and the Liquidating Trust Agreement.

1.94      “Liquidating Trust Termination Date” has the meaning ascribed to such term in Article V.F.7 of the Plan.

1.95      “Liquidating Trustee” means the person appointed by the Committee in accordance to Article V.F.6 hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

1.96      “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.97      “Miscellaneous Secured Claim” means a Claim, other than a Senior Secured Noteholder Claim, (a) that is secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly filed motion for relief from the automatic stay, to the extent of the value of the Claimholder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.98      “Oak Point” means Oak Point Partners, Inc.

1.99       “Objection(s)” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.100      “Official Bankruptcy Forms” means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

1.101      “Old Common Shares” means the class of shares of Savient Pharmaceuticals, Inc. designated as its common shares, that were issued and outstanding as of the Petition Date.

1.102      “Ordinary Course Professionals” means those professionals authorized to be paid by the Debtors pursuant to the Order Pursuant to 11 U.S.C. §§ 105(a), 327, 330 and 331 Authorizing Debtors to Employ and Pay Professionals Utilized in the Ordinary Course of Business [Docket No. 156].

1.103      “Pachulski Stang” means Pachulski Stang Ziehl & Jones LLP, the Committee’s Delaware counsel.

1.104      “Periodic Distribution Date” means the date selected by the Liquidating Trustee, as approved by the Liquidating Trust Committee, for making a Distribution to Holders of Allowed General Unsecured Claims in accordance with Article IV of the Liquidating Trust Agreement.

1.105      “Permissible Investments” means (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, or (d) such other investments as the Court may approve from time to time.

1.106      “Person” has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.107      “Petition Date” means October 14, 2013, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

1.108      “Plan” means this chapter 11 plan of liquidation proposed by the Plan Proponent, including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in accordance with its terms and the Bankruptcy Code and the Bankruptcy Rules.

1.109      “Plan Proponent” means the Debtors.

1.110      “Plan Supplement” means the compilation(s) of documents and forms of documents, including any exhibits to the Plan not included herewith, that the Debtors shall file with the Court on or before the Plan Supplement Filing Date.

1.111      “Plan Supplement Filing Date” means the date on which the Plan Supplement shall be filed with the Court, which date shall be at least five (5) days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

1.112      “Postpetition Employees” means all individuals that were employed by the Debtors as of the Petition Date.

1.113      “Prepetition Collateral” means the personal and real property of the Debtors constituting “Collateral” under the Senior Secured Notes Indenture and related security, pledge and guaranty agreements.

1.114      “Prepetition Secured Parties” means the Senior Secured Noteholders and U.S. Bank National Association, in its capacity as collateral agent and indenture trustee for the Senior Secured Notes.

1.115      “Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.116      “Priority Tax Claim” means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.117      “Professional” means any professional employed by the Debtors or the Committee in the Chapter 11 Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

1.118      “Professional Fee Holdback Amount” means the amount equal to 20% of fees billed to the Debtors for a given month that were retained by the Debtors as a holdback on payment of Professional Fee Claims pursuant to the Professional Fee Order.

1.119      “Professional Fee Order” means the Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Interim Compensation Procedures [Docket No. 159].

1.120      “Professional Fee Reserve” means the Cash to be reserved in an amount sufficient to fund (a) all Professional Fee Claims of Professionals employed by the Debtors, including but not limited to an amount sufficient to pay (i) all unpaid Professional Fee Holdback Amounts and other expenses billed by Professionals of the Debtors prior to the Effective Date; (ii) all outstanding fee applications of Professionals of the Debtors not ruled upon by the Court as of the Effective Date; and (iii) the estimated aggregate amount of all reasonable fees and expenses due to Professionals of the Debtors for periods that have not been billed as of the Effective Date; and (b) all accrued and unpaid fees and expenses of Committee Professionals as of the Effective Date, in an amount not exceeding the amounts set forth in the Final Cash Collateral Budget (Accrual Budget) for “UCC Advisors”; provided, however, that the amount of the Professional Fee Reserve shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget.

1.121      “Professional Fee Bar Date” means the deadline for Filing all applications for Professional Fee Claims, which shall be forty-five (45) days after the Effective Date, as set forth in Article IX.A.1 herein.

1.122      “Professional Fee Claim” means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

1.123      “Professional Fee Estimate” means (i) with respect to any Professional employed by the Debtors, a good-faith estimate of such Professional’s anticipated accrued unpaid Professional Fee Claims as of the Effective Date to be provided by each Professional employed by the Debtors in writing to the Debtors prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtors, and (ii) collectively, the sum of all individual Professional Fee Estimates.

1.124      “Proof of Claim” means the proof of claim that must be filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

1.125      “Pro Rata” means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

1.126      “Purchaser” means Crealta Pharmaceuticals LLC, the Entity that acquired substantially all of the Debtors’ assets pursuant to the Sale Order.

1.127      “Rejection Bar Date” means the deadline by which a counterparty to a rejected Executory Contract or an Unexpired Lease of the Debtors must file a Proof of Claim for damages resulting from the rejection of such Executory Contract or Unexpired Lease by the Debtors, which deadline shall be the later of: (a) the General Bar Date; (b) thirty (30) days after the entry of an order by the Court authorizing such rejection; or (c) such other date, if any, as the Court may fix in the order authorizing such rejection.

1.128      “Remaining Assets” means any and all assets of the Debtors’ Estates as of the Effective Date, except (i) Cash and (ii) any assets that would constitute Liquidating Trust Assets.

1.129      “Remnant Asset Purchase Agreement” means the agreement, substantially in the form attached hereto as Exhibit F, which shall be approved in the Confirmation Order and entered into by the Debtors and Oak Point on the Effective Date pursuant to the terms of the Plan.

1.130      “Remnant Assets” has the meaning ascribed to such term in Article V.G.2 of the Plan.

1.131      “Sale” means the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

1.132      “Sale Closing Date” means January 9, 2014.

1.133      “Sale Order” means the Order (I) Approving the Sale of The Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Certain Related Relief [Docket No. 251].

1.134      “Savient” means Savient Pharmaceuticals, Inc.

1.135      “Scheduled” means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

1.136      “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

1.137      “Senior Secured Noteholder Claim” means, individually, a Claim of a holder of the Senior Secured Notes arising under or as a result of such notes and, collectively, the Claims of all such holders arising under or as a result of such notes, which Claims shall be deemed Allowed in the aggregate amount of $147,533,716 as of the Effective Date.

1.138      “Senior Secured Noteholder Deficiency Claim” means the aggregate General Unsecured Claims of the holders of Senior Secured Notes in an amount equal to the difference between (i) the Prepetition Obligations (as defined in the Final Cash Collateral Order) and (ii) the value of the Prepetition Collateral, which Claim shall be deemed Allowed in the aggregate amount of $4,351,694 as of the Effective Date.

1.139      “Senior Secured Noteholders” means, collectively, the holders of the Senior Secured Notes.

1.140      “Senior Secured Notes” means the Senior Secured Discount Notes due 2019, issued pursuant to that certain Indenture, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors, and U.S. Bank National Association, as indenture trustee.

1.141      “Senior Secured Notes Indenture” means that certain Indenture dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., as issuer, Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors, and U.S. Bank National Association, as indenture trustee, pursuant to which the Senior Secured Notes were issued.

1.142      “Senior Secured Notes Trustee” means U.S. Bank National Association, in its capacities as collateral agent and indenture trustee for the Senior Secured Notes under the Senior Secured Notes Indenture.

1.143      “Solicitation Procedures Order” means the Debtors’ Motion for Order (A) Approving Disclosure Statement; (B) Scheduling Hearing on Confirmation of Plan; (C) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections and (III) Temporary Allowance of Claims for Voting Purposes; (D) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (E) Setting Record Date; (F) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters and (III) Forms of Ballots; (G) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (H) Granting Related Relief.

1.144      “Subordinated 510(b) Claim” means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Common Shares, any Claim for damages arising from the purchase or sale of any Old Common Shares, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.145      “Subordinated 510(c) Claim” means any Claim (i) subordinated pursuant to section 510(c) of the Bankruptcy Code or (ii) for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.146      “Substantial Contribution Claim” means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.147      “Substantive Consolidation Order” means the order of the Court, which may be the Confirmation Order, authorizing substantive consolidation of the Estates pursuant to Article V.A hereof.

1.148      “Supplemental Administrative Claims Bar Date Order” means the Order (I) Establishing Supplemental Bar Date for Filing Certain Chapter 11 Administrative Claims, (II) Approving Form, Manner and Sufficiency of Notice Thereof and (III) Approving Administrative Claim Form [Docket No. 368].

1.149      “Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, levies, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority with respect thereto.

1.150      “Unclaimed Distributions” means any undeliverable or unclaimed Distributions.

1.151      “Unexpired Lease(s)” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.152      “Unimpaired” means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.153      “Unofficial Committee of Senior Secured Noteholders” means the unaffiliated Senior Secured Noteholders that filed a verified statement under Bankruptcy Rule 2019 [Docket No. 78].

1.154      “U.S. Trustee Fees” means fees payable pursuant to 28 U.S.C. § 1930.

1.155      “Voting Deadline” means May 5, 2014, at 4:00 p.m. (Eastern time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

C.	Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B.	Unclassified Claims (not entitled to vote on the Plan)

1.	Administrative Claims

2.	Priority Tax Claims

C.	Unimpaired Classes of Claims (deemed to have accepted the Plan and not entitled to vote on the Plan)

1.	Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims. Each Holder of an Allowed Miscellaneous Secured Claim shall be placed in a separate subclass, and each subclass shall be treated as a separate class for Distribution purposes.

2.	Class 2: Priority Non-Tax Claims

Class 2 consists of all Priority Non-Tax Claims.

D.	Impaired Classes of Claims (entitled to vote on the Plan)

1.	Class 3: Senior Secured Noteholder Claims

Class 3 consists of all Senior Secured Noteholder Claims.

2.	Class 4: General Unsecured Claims

Class 4 consists of all General Unsecured Claims.

E.	Impaired Classes of Claims (not entitled to vote on the Plan)

1.	Class 5: Intercompany Claims

Class 5 consists of all Intercompany Claims.

2.	Class 6: Subordinated 510(c) Claims

Class 6 consists of all Subordinated 510(c) Claims.

3.	Class 7: Subordinated 510(b) Claims

Class 7 consists of all Subordinated 510(b) Claims.

F.	Impaired Classes of Interests (not entitled to vote on the Plan)

1.	Class 8: Interests

Class 8 consists of all Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.	Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtors, and (y) after the Effective Date, by the Disbursing Agent. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Article V.I.1 of the Plan. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Administrative Claims shall be paid solely from the Administrative Claims Reserve. The fees and expenses of the Senior Secured Notes Trustee shall be paid in connection with the treatment of Class 3—Senior Secured Noteholder Claims and do not constitute an Administrative Claim under the Plan.

2.	Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Priority Tax Claims shall be paid solely from the Administrative Claims Reserve.

B.	Unimpaired Claims

1.	Class 1: Miscellaneous Secured Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, a Holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Debtors equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder’s Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered

Unimpaired or (d) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtors or the Liquidating Trustee free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

2.	Class 2: Priority Non-Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Liquidating Trustee, as applicable, shall have agreed upon in writing. For the avoidance of doubt, any payments made by the Liquidating Trust on account of Allowed Priority Non-Tax Claims shall be paid solely from the Administrative Claims Reserve.

C.	Impaired Claims

1.	Class 3: Senior Secured Noteholder Claims

On the Effective Date, each holder of Senior Secured Notes on account of its Allowed Senior Secured Noteholder Claim shall have the right to receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Senior Secured Noteholder Claim, Pro Rata shares of (i) the Final Cash Sweep Proceeds, (ii) any Cash from the Professional Fee Reserve and Administrative Claim Reserve returned by the Liquidating Trustee to the Senior Secured Notes Trustee, and (iii) the net proceeds of the Remaining Assets specified in the Collateral Assignment Agreement, if any, if and when and to the extent that such assets are liquidated by the Senior Secured Notes Trustee in accordance with the Senior Secured Notes Indenture.

All amounts to be distributed under the Plan by the Debtors to Holders of Allowed Senior Secured Noteholder Claims shall be distributed by the Debtors to the Senior Secured Notes Trustee for distribution in accordance with the Senior Secured Notes Indenture. The Senior Secured Notes Trustee shall retain its lien upon all collateral securing the Senior Secured Noteholder Claims, except for the Liquidating Trust Assets and the Professional Fee Reserve and the Administrative Claims Reserve to the extent each of them may be depleted or distributed to other parties in accordance with the Plan. The fees and expenses of the Senior Secured Notes Trustee, to the extent not already paid, shall be paid in Cash on the Effective Date by the

Debtors. There shall be no distribution to the holders of Senior Secured Notes or to the Senior Secured Notes Trustee from the Liquidating Trust on account of any Senior Secured Noteholder Deficiency Claim.

2.       Class 4: General Unsecured Claims

On the Effective Date, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests; provided, however, that Senior Secured Noteholders shall not be entitled to any Distribution on account of their Senior Secured Noteholder Deficiency Claim from the Liquidating Trust and, on the Effective Date, the Senior Secured Noteholder Deficiency Claim is hereby waived.

All amounts to be distributed under the Plan by the Debtors to Holders of Allowed Convertible Noteholder Claims, which constitute General Unsecured Claims, shall be distributed by the Debtors to the Convertible Notes Trustee for distribution in accordance with the terms of the Convertible Notes Indenture and subject to the application of the charging lien of the Convertible Notes Trustee for payment of any unpaid fees and costs of the Convertible Notes Trustee.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

3.       Class 5: Intercompany Claims

In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

4.       Class 6: Subordinated 510(c) Claims

On the Effective Date, all Subordinated 510(c) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property under the Plan on account of such Subordinated 510(c) Claims.

5.       Class 7: Subordinated 510(b) Claims

On the Effective Date, all Subordinated 510(b) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property under the Plan on account of such Subordinated 510(b) Claims.

D.	Interests

1.       Class 8: Interests

On the Effective Date, all Interests shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property under the Plan on account of such Interests.

E.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtors and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Debtors and/or the Liquidating Trustee may, in their discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

G.	Special Provisions Regarding Insured Claims

Distributions under the Plan to each Holder of an Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Insured Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insured Claim shall be limited to an amount equal to: (a) the applicable deductible or self-insured retention under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs); provided further, however, that, to the extent that a Claimholder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such Claimholder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtor’s insurance policies. Nothing in this Section shall constitute a waiver of any Cause of Action the Debtors may hold against any Person, including the Debtors’ insurance carriers, or is intended to, shall or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any Distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

The Plan shall not expand the scope of, or alter in any other way, the obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ rights and defenses to such Proofs of Claim.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

B.	Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders shall not be solicited.

C.	Classes Deemed to Reject Plan

Holders of Claims in Classes 5, 6 and 7 and Interest Holders in Class 8 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

D.	Impaired Classes of Claims Entitled to Vote

Because Claims in Classes 3 and 4 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Classes 3 and 4 are entitled to vote and shall be solicited with respect to the Plan.

E.	Elimination of Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6, 7 and 8 are deemed to reject the Plan, the Debtors shall (i) seek confirmation of the Plan from the Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A hereof. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Substantive Consolidation

1.	Consolidation of the Chapter 11 Estates

The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors’ Estates and Chapter 11 Cases for all purposes, including voting, Distribution and Confirmation. On the Effective Date, (i) all Intercompany Claims between the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtor shall be merged or treated as if they were merged with the assets and liabilities of Savient, (iii) any obligation of a Debtor and any guarantee thereof by the other Debtor shall be deemed to be one obligation of Savient, and any such guarantee shall be eliminated, (iv) the issued and outstanding shares of stock of the Affiliate Debtor shall be cancelled, (v) each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Savient and shall be deemed a single Claim against and a single obligation of Savient, and (vi) any joint or several liability of the Debtors shall be deemed one obligation of Savient. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor shall be released and of no further force and effect.

The substantive consolidation effected pursuant to this Article V.A.1 of the Plan (x) shall not affect the rights of any Holder of a Miscellaneous Secured Claim or the rights of the Senior Secured Notes Trustee with respect to the Collateral securing such Claims and (y) shall not, and shall not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Article X.D of the Plan), which shall survive entry of the Substantive Consolidation Order, as if there had been no substantive consolidation.

2.	Substantive Consolidation Order

The Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors’ Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the deadline to object to Confirmation of the Plan, or such other date as may be fixed by the Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

B.	Corporate Action

1.	Merger and Dissolution of Debtors

On the Effective Date, (a) the members of the boards of directors of the Debtors shall be deemed to have resigned; (b) the Affiliate Debtor shall be deemed merged with and into Savient, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; and (c) following such merger, Savient shall be deemed dissolved for all purposes, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors or the Liquidating Trust may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger and dissolution of the Debtors as provided herein, without the payment of any fee, tax or charge and without need for the filing of reports or certificates; provided further, however, that any actions by the Debtors or the Liquidating Trust pursuant to the preceding sentence shall not modify, alter or otherwise affect the merger and dissolution of the Debtors as of the Effective Date pursuant to this Section. The merger and dissolution of the Debtors as provided herein shall not limit or affect any of the rights of (i) the Senior Secured Notes Trustee against the Debtors under the Plan, including Article V.B.2 of the Plan, with respect to the Senior Secured Notes and the Senior Secured Notes Indenture including, without limitation, the right of the Senior Secured Notes Trustee to realize upon any Collateral preserved to the Senior Secured Notes Trustee to the extent set forth in the Plan; or (ii) the Liquidating Trust or the Liquidating Trustee to pursue the Liquidating Trust Claims after the Effective Date.

The Chapter 11 Case of the Affiliate Debtor shall be closed on the Effective Date upon submission of an appropriate order to the Court under certification of counsel, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of the Affiliate Debtor shall be brought or otherwise commenced in Savient’s Chapter 1l Case.

Moreover, on and after the Effective Date, the Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

Further, after the Effective Date, the Liquidating Trust may, in the name of the Debtors, take such actions as may be necessary or appropriate to accomplish the purposes of the Liquidating Trust, without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, except as provided in the Plan or the

Confirmation Order or to the extent that such actions are reserved for the Document Administrator.

2.	Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being Reinstated and rendered unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that certain instruments, documents and credit agreements related to Claims shall continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders thereunder. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

Notwithstanding anything to the contrary in this Plan, the Senior Secured Notes, the Senior Secured Notes Indenture (and the Collateral Documents as defined therein) shall remain in effect except to the extent expressly modified by the Plan for the purposes of permitting the Senior Secured Notes Trustee to (i) make the distributions to the holders of Senior Secured Notes as contemplated by the Plan and the Senior Secured Notes Indenture, (ii) realize upon any Collateral preserved to the Senior Secured Notes Trustee by the Plan and to enforce all of its rights and remedies under the Senior Secured Notes Indenture including, without limitation, all rights to compensation and related lien rights under Section 7.07 of the Senior Secured Notes Indenture. Without limitation of the foregoing, the Senior Secured Notes Trustee shall receive all Class 3 Plan Distributions and shall distribute them in any manner permitted by the Senior Secured Notes Indenture or this Plan, including by the establishment of one or more special record dates or by requiring the holders of the Senior Secured Notes on a date selected by the Senior Secured Notes Trustee after the Effective Date to surrender their Senior Secured Notes in order to receive Distributions. The Senior Secured Notes Trustee shall not be required after the Effective Date to pursue additional recoveries for the benefit of the holders of the Senior Secured Notes from Collateral or Remaining Assets, except to the extent directed to do so by the Unofficial Committee of Senior Secured Noteholders in accordance with the terms of the Senior Secured Notes Indenture. Upon delivery by the Senior Secured Notes Trustee after the Effective Date of a notice to the holders of the Senior Secured Notes determining that there shall be no further Distributions to the Senior Secured Noteholders, the Senior Secured Notes Trustee shall be discharged of all further duties under the Senior Secured Notes, Senior Secured Notes Indenture and related documents and the Senior Secured Notes shall be cancelled and the Senior Secured Notes Indenture shall be discharged for all purposes, except to preserve the rights of the Senior Secured Notes Trustee thereunder as against any holders of the Senior Secured Notes.

Notwithstanding anything to the contrary in this Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III hereof, the Convertible Notes Indenture shall be cancelled except to the extent required for the purposes of permitting the Convertible Notes Trustee to (i) make the distributions to the holders of Convertible Notes as contemplated by the Plan, (ii) have the benefit of all the protections and other provisions of the Convertible Notes Indenture in making such distributions and (iii) enforce its right to compensation and related lien rights under Section 7.06 of the Convertible Notes Indenture. Without limitation of the foregoing, the Convertible Notes Trustee shall receive all Class 4 Plan Distributions in respect of the Convertible Notes and shall distribute them in any manner permitted by the Convertible Notes Indenture or this Plan.

3.	No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors, as permitted by section 303 of the Delaware General Corporation Law.

4.	Effectuating Documents; Further Transactions

Any appropriate officer of Savient or the Affiliate Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary of Savient or the Affiliate Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

C.	Document Administrator

The Debtors shall file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person they have selected to serve as the Document Administrator pursuant to the Document Administrator Agreement and this Plan, until the resignation or discharge and the appointment of a successor Document Administrator in accordance with the Document Administrator Agreement. On or before the Effective Date, the Debtors shall transfer their Books and Records to the Document Administrator (other than those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling) and, on the Effective Date, the Document Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims. The Document Administrator shall retain all rights and powers conferred by this Plan and the Document Administrator Agreement.

The Document Administrator shall be held harmless and shall not be liable for actions taken or omitted, except those acts that are determined by Final Order of the Court to have arisen out of its own intentional fraud, willful misconduct or gross negligence.

D.	Books and Records; Privilege Matters

1.	Legal Representation of the Debtors and Committee After the Effective Date

Upon the Effective Date, the attorney-client relationship between (i) the Debtors and their current counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and Cole, Schotz, Meisel, Forman & Leonard, P.A., and (ii) the Committee and its current counsel, Stroock & Stroock & Lavan LLP, and Pachulski Stang Ziehl & Jones LLP, shall be deemed terminated. No successor to the Debtors and/or the Committee, whether under this Plan or otherwise, including but not limited to the Liquidating Trust and/or the Liquidating Trust Committee shall be deemed to succeed to the attorney-client relationship that currently exists between the Debtors and its counsel and the Committee and its counsel. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtors shall not be precluded from representing any party in any action that might be brought by or against the Liquidating Trust. Similarly, subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel and other professionals for the Committee shall not be precluded from representing the Liquidating Trust or any other party in any action that might be brought by or against any former individual members of the Committee.

2.	Transfer of Debtors’ Books and Records

On or before the Effective Date, the Debtors shall transfer (i) their Books and Records relating to (a) the Liquidating Trust Claims and (b) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling, to the Liquidating Trust; and (ii) all other Books and Records, to the Document Administrator.

3.	Transfer of Evidentiary Privileges; Document Requests

Nothwithstanding anything to the contrary herein, on the Effective Date, (i) the Liquidating Trustee shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, solely as such privileges relate to the Liquidating Trust Claims; and (ii) the Document Administrator shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims. Privileged communications may be shared among the Liquidating Trustee and the Liquidating Trust Committee without compromising the privileged nature of such communications, in accordance with the “joint interest” doctrine.

Accordingly, to the extent that documents are requested from current counsel to the Debtors by any Person, after the Effective Date, only the Liquidating Trustee (for documents relating to Liquidating Trust Claims) or the Document Administrator (for documents that do not relate to Liquidating Trust Claims) shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtors shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Debtors unless (i) the Person requesting such documents serves their request on the Liquidating Trustee or the Document Administrator, as applicable; (ii) the Liquidating Trustee or the Document Administrator, as applicable, consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Document Administrator, as applicable, or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtors in connection with such production.

Similarly, upon the Effective Date, the Liquidating Trust Committee shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Committee. Accordingly, to the extent that documents are requested from current counsel to the Committee by any Person, after the Effective Date, only the Liquidating Trust Committee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Committee shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Committee unless (i) the Person requesting such documents serves their request on the Liquidating Trust Committee; (ii) the Liquidating Trust Committee consents in writing to such production and any waiver of the attorney-client privilege or other privilege such production might cause; and (iii) the Liquidating Trust Committee, or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Committee in connection with such production. Upon the second (2nd) anniversary of the termination of the Liquidating Trust Agreement, any and all documents in the possession of the Debtors’ current counsel and the Committee’s current counsel as a result of or arising in any way out of their representation of the Debtors and/or the Committee, respectively, shall be deemed destroyed and no Person shall be entitled to obtain such documents.

Finally, to the extent that documents are requested from the Document Administrator by any Person, the Document Administrator shall be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtors, and shall have no obligation to produce any documents currently in its possession unless the Person requesting such production agrees to pay the reasonable costs and expenses incurred by the Document Administrator, including the reasonable fees of counsel, in connection with such production; provided, however, that nothing herein shall impair (i) the Senior Secured Notes Trustee’s rights to obtain documents and information pursuant to the terms of the Senior Secured Notes Indenture or (ii) the Convertible Notes Trustee’s rights to obtain documents and information pursuant to the terms of the Convertible Notes Indenture. Upon the second (2nd) anniversary of the termination of the Liquidating Trust Agreement, any and all documents in the possession of Document Administrator shall be deemed destroyed and no Person shall be entitled to obtain such documents.

E.	Creditors’ Committee and Liquidating Trust Committee

1.	Dissolution of the Committee

The Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys, financial advisors and other agents shall terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Committee members and the reasonable fees and expenses of their Professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Professional Fee Order, subject to the terms of the Global Settlement. Professionals employed by the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications, subject to the terms of the Global Settlement.

2.	Creation of Liquidating Trust Committee and Procedures Related Thereto

On or prior to the Plan Supplement Filing Date, the Committee shall appoint the Liquidating Trust Committee members. The Liquidating Trust Committee shall consist of the Entities reflected on Plan Exhibit B. Each member of the Liquidating Trust Committee shall be entitled to vote on all matters in accordance with the Liquidating Trust Agreement. Members of the Liquidating Trust Committee shall serve without compensation, but shall be entitled to reimbursement of reasonable expenses.

3.	Standing of the Liquidating Trust Committee

The Liquidating Trust Committee shall have independent standing to appear and be heard in the Court as to any matter relating to the Plan, the Liquidating Trust Agreement or the Estates, including any matter as to which the Court has retained jurisdiction pursuant to Article XI of the Plan.

4.	Function and Duration of the Liquidating Trust Committee

The Liquidating Trust Committee shall have the rights and responsibilities set forth in the Plan and the Liquidating Trust Agreement, including instructing and supervising the Liquidating Trustee with respect to its responsibilities under this Plan and the Liquidating Trust Agreement. The Liquidating Trust Committee shall remain in existence until such time as the final Distributions under the Liquidating Trust Agreement have been made.

5.	Indemnification of Liquidating Trustee and Liquidating Trust Committee

The Indemnified Persons shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust, Liquidating Trust Committee or Liquidating Trustee (as applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person shall be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney’s fees, which such Persons and Entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person’s or Entity’s actions or inactions regarding the implementation or administration of this Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed shall be satisfied solely from the Liquidating Trust Assets or any applicable insurance coverage.

6.	Recusal of Liquidating Trust Committee Members

A Liquidating Trust Committee member shall recuse itself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee with respect to the Claims, Causes of Action or rights of such Liquidating Trust Committee member, the entity appointing such Liquidating Trust Committee member, or any affiliate of the foregoing.

F.	The Liquidating Trust

1.	Establishment and Administration of the Liquidating Trust

(a)       On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) investigating and, if appropriate, pursuing Liquidating Trust Claims, (ii) administering and pursuing the Liquidating Trust Assets, (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date and (iv) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement; provided, however, that notwithstanding any other provision of the Plan, the Liquidating Trust shall not be required to expend more than $75,000 in professional fees to reconcile Administrative Claims (excluding Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims.

(b)       Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c)       It is intended that the Liquidating Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the

Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective Date shall be deemed for federal income tax purposes to have been distributed by the Debtors on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust shall be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust shall be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2.	Assets of the Liquidating Trust

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall transfer and assign to the Liquidating Trust all of their right, title and interest in and to all of the Liquidating Trust Claims and the Liquidating Trust Funding Amount, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Liquidating Trust free and clear of all Claims and liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, neither the Debtors nor the Senior Secured Noteholders shall have any interest in or with respect to the Liquidating Trust Assets.

Also on the Effective Date, or as soon as reasonably practicable thereafter, Pachulski Stang shall transfer and assign to the Liquidating Trust all of the right, title and interest in and to all of the GUC Cash, which Cash, upon transfer, shall be subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement.

3.	Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.I.1 of the Plan, on or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve.

Pursuant to Article V.I.2 of the Plan, on or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

The Cash transferred by the Debtors to provide funding for the Professional Fee Reserve and the Administrative Claims Reserve shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee.

4.	Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a)       The Liquidating Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules, including without limitation, the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Liquidating Trust Claims; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iv) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtors and/or the Committee), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets; and (vii) file all federal, state and local tax returns if necessary.

(b)       The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to liquidate Liquidating Trust Assets, to make Distributions therefrom in accordance with the provisions of this Plan and to pursue, settle or abandon any Liquidating Trust Claims, all in accordance with the Liquidating Trust Agreement.

5.	Liquidating Trust Interests

(a)       On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other entity shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b)       The Liquidating Trust Interests shall be uncertificated and shall be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests. The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust Committee to extend such term conditioned upon the Liquidating Trust not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended).

6.	Appointment of a Liquidating Trustee

(a)       The Liquidating Trustee shall be designated by the Committee; provided, however, that the Liquidating Trustee must be reasonably acceptable to the Debtors. The Committee shall file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person who it has selected as Liquidating Trustee. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b)       The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in his sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(c)       The Liquidating Trustee, the members of the Liquidating Trust Committee and their professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

7.	Distributions to Holders of General Unsecured Claims

(a)       Initial Distributions. On the Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Trustee shall not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.I.3 of the Plan.

(b)       Interim Distributions. The Liquidating Trustee shall make interim Distributions of Cash in accordance with this Plan and Article IV of the Liquidating Trust Agreement (i) to Holders of Liquidating Trust Interests at least once each six-month period and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed Claims.

(c)       Final Distributions. The Liquidating Trust shall be dissolved and its affairs wound up and the Liquidating Trustee shall make the final Distributions, upon the earlier of (i) the date which is five (5) years after the Effective Date, and (ii) that date when, (A) in the reasonable judgment of the Liquidating Trustee, substantially all of the assets of the Liquidating Trust have been liquidated and there are no substantial potential sources of additional Cash for Distribution; and (B) there remain no substantial Disputed Claims. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Liquidating Trust. The date on which the

Liquidating Trustee determines that all obligations under the Plan and Liquidating Trust Agreement have been satisfied is referred to as the “Liquidating Trust Termination Date.” On the Liquidating Trust Termination Date, the Liquidating Trustee shall, to the extent not already done, request that the Court enter an order closing the Bankruptcy Cases.

Upon dissolution of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee shall transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

8.	Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee shall make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, subject to the limitations set forth in Section 5.5 of the Liquidating Trust Agreement.

9.	Reporting Requirement of Liquidating Trust

The Liquidating Trust’s formation documents shall require that financial statements or similar reports of the Liquidating Trust be sent to all Holders of Liquidating Trust Interests on an annual basis.

G.	No Revesting of Assets in Debtors

1.	Vesting of Certain Remaining Assets in Senior Secured Notes Trustee

Pursuant to the terms of the Collateral Assignment Agreement between the Debtors and the Senior Secured Notes Trustee (acting at the direction of the Unofficial Committee of Senior Secured Noteholders), which shall be in form and substance satisfactory to the Senior Secured Notes Trustee, the Remaining Assets specified in the Collateral Assignment Agreement shall be vested in the Senior Secured Notes Trustee for the benefit of the Holders of Allowed Senior Secured Noteholder Claims on or after the Effective Date.

2.	Sale and Assignment of Remnant Assets to Oak Point

Pursuant to the Remnant Asset Purchase Agreement between the Debtors and Oak Point, which shall be in form and substance satisfactory to the Unofficial Committee of Senior Secured Noteholders and the Senior Secured Notes Trustee, all right, title and interest in and to the Remaining Assets that are not assigned to the Senior Secured Notes Trustee pursuant to the Collateral Assignment Agreement (such assets, the “Remnant Assets”) shall be sold and assigned to Oak Point, free and clear of all liens, claims and encumbrances.

H.	Limited Release of Liens

On the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates, except for those held by the Senior Secured Notes Trustee, shall be released; provided, however, on the Effective Date, and to the extent not released prior to the Effective Date pursuant to Court order or otherwise, all mortgages, deeds of trust, liens or other security interests against the Liquidating Trust Assets shall be released. For the avoidance of doubt, the foregoing shall not effectuate a release of the liens or security interests of the Senior Secured Notes Trustee on the Cash held in the Professional Fee Reserve and Administrative Claims Reserve, which Cash shall remain subject to the first priority perfected security interests of the Senior Secured Notes Trustee.

I.	Accounts and Reserves

1.	Professional Fee Reserve

On or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtors or the Committee, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim; provided, however, that the amounts paid to Professionals employed by the Committee shall not exceed the amounts set forth in the Final Cash Collateral Budget on the line items for “UCC Advisors.” After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve shall be distributed by the Liquidating Trustee to the Senior Secured Notes Trustee. Only Professionals employed in the Chapter 11 Cases by the Debtors or the Committee shall be entitled to payment from the Professional Fee Reserve.

The Professionals employed by the Debtors and the Committee, as applicable, shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications, upon the submission of invoices to the Liquidating Trustee for payment from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Court.

2.	Administrative Claims Reserve

On or before the Effective Date, the Debtors shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Trustee without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Trustee. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall be distributed by the Liquidating Trustee to the Senior Secured Notes Trustee.

3.	Other Reserves

The Liquidating Trust shall establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

J.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

K.	Applicability of Sections 1145 and 1125(e) of the Bankruptcy Code

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

L.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce all rights to commence and pursue, as appropriate, the Liquidating Trust

Claims, and the Liquidating Trust’s rights to commence, prosecute or settle such Liquidating Trust Claims shall be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtors. The Liquidating Trust may pursue such Liquidating Trust Claims, as appropriate, in accordance with the best interests of the Liquidating Trust beneficiaries. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Liquidating Trust Claims against them as any indication that the Liquidating Trust shall not pursue any and all available Liquidating Trust Claims against them. The Liquidating Trust expressly reserves all rights to prosecute any and all Liquidating Trust Claims against any Entity, except as otherwise expressly provided in the Plan. Unless any Liquidating Trust Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Court order, the Liquidating Trust expressly reserves all Liquidating Trust Claims for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise) or laches, shall apply to such Liquidating Trust Claims upon, after or as a consequence of the Confirmation or Consummation. Without limiting the foregoing, the Liquidating Trust may pursue (i) Creditors to avoid and recover Avoidance Actions; and (ii) the CVS Litigation Claims.

The substantive consolidation of the Debtors and their Estates pursuant to the Confirmation Order and Article V.A of this Plan shall not, and shall not be deemed to, prejudice any of the Liquidating Trust Claims, which shall survive entry of the Confirmation Order for the benefit of the Debtors and their Estates, and, upon the Effective Date, for the benefit of the Liquidating Trust.

M.	Effectuating Documents; Further Transactions

The Liquidating Trustee and the Document Administrator, subject to the terms and conditions of this Plan, the Liquidating Trust Agreement and the Document Administrator Agreement, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Disbursing Agent. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of this Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim.

B.	Disbursing Agent

The Disbursing Agent shall make all Distributions required under this Plan, subject to the terms and provisions of this Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtors’ books and records and the Liquidating Trust’s representatives and professionals in determining Allowed Claims not entitled to Distributions under the Plan in accordance with the terms and conditions of this Plan. Class 3 Distributions shall be made to the Senior Secured Notes Trustee for further distribution to the holders of the Senior Secured Notes. Class 4 Distributions relating to the Convertible Notes shall be made to the Convertible Notes Trustee for further distribution to the holders of the Convertible Notes.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Court disallowing Claims in whole or in part.

2.	Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, the Liquidating Trustee, the Liquidating Trust, the Liquidating Trust Committee and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Liquidating Trust, and all title to and all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Trust and shall be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of this Plan and the Liquidating Trust Agreement. Nothing contained in this Plan or the Liquidating Trust Agreement shall require the Debtors, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

This Article VI.C.2 is not applicable to the Senior Secured Notes Trustee, the Senior Secured Noteholders, the Convertible Notes Trustee or the holders of the Convertible Notes.

D.	Prepayment

Except as otherwise provided in the this Plan or in the Confirmation Order, the Debtors or the Liquidating Trust, as applicable, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim or Allowed Miscellaneous Secured Claim at any time.

E.	Means of Cash Payment

Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

F.	Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

G.	Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim (other than the Senior Secured Notes Trustee, holders of Senior Secured Notes, the Convertible Notes Trustee and holders of Convertible Notes) is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent shall be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim (other than the Senior Secured Notes Trustee, holders of Senior Secured Notes, the Convertible Notes Trustee and holders of Convertible Notes) who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe shall not be less than 30 days. The Distribution on account of any Holder of an Allowed Claim that fails to timely respond to the Disbursing Agent shall be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of this Plan, each entity receiving a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

H.	Setoffs

Subject to the terms and conditions of the Liquidating Trust Agreement, the Debtors and/or the Liquidating Trust may, but shall not be required to, set off against any Claim and the payments or other Distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors may have against the Holder thereof, provided that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors and/or the Liquidating Trust of any such claim that the Debtors may have against such Holder.

I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.	Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases in accordance with Bankruptcy Rule 2002.

Subject to any reporting to the Liquidating Trust Committee that may be required under the Liquidating Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Liquidating Trust shall have the authority to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that solely in the case of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, the Unofficial Committee of Senior Secured Noteholders and the Senior Secured Notes Trustee (at the direction of the Unofficial Committee of Senior Secured Noteholders) (a) also shall be entitled to file, withdraw or litigate to judgment objections to or requests for estimation of Claims, and (b) must consent to any settlement or compromise proposed by the Liquidating Trust, which consent shall not be unreasonably withheld; provided further, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Article VI.I, but rather shall be governed by Article IX.A of the Plan. In the event that any objection filed by the Debtors or the Committee remains pending as of the Effective Date, the Liquidating Trustee shall be deemed substituted for the Debtors or the Committee, as applicable, as the objecting party.

The Liquidating Trust, and solely with respect to Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, the Unofficial Committee of Senior Secured Noteholders and the Senior Secured Notes Trustee (at the direction of the Unofficial Committee of Senior Secured Noteholders), shall be entitled to assert all of the Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims.

2.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtors or the Liquidating Trust on account of a Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Court or such other court having jurisdiction over the matter.

3.	Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under this Plan if such Disputed General Unsecured Claims were allowed in their Disputed Claims Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the face amount. The Liquidating Trust shall withhold the applicable Disputed Claims Reserve with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Court. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust shall withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in this Plan, the Disclosure Statement or the Liquidating Trust Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

4.	Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

5.	De Minimis Distributions

The Liquidating Trust shall not be required to make any distributions to Holders of Allowed Claims aggregating less than fifty dollars ($50.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for this Article VI.I.5 shall remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims,

Priority Tax Claims and Priority Non-Tax Claims but for this Article VI.I.5 shall remain in the Administrative Claims Reserve.

6.	Fractional Dollars

Any other provision of this Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

7.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8.	Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record Holders stated on the official Claims register or the Debtors’ Books and Records, as applicable, as of the close of business on the Distribution Record Date. This Article VI.I.8 shall not apply to the holders of the Senior Secured Notes whose Distributions shall be made through the Senior Secured Notes Trustee.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Plan, the Sale Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which any Debtor is a party shall be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit D hereto as a Contract to be assumed; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation

Date. The Confirmation Order shall constitute an order of the Court approving the rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B.	Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Liquidating Trust within thirty (30) days after service of notice of entry of the Confirmation Order.

C.	Indemnification Obligations

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons’ service with, for or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtors shall survive confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all monetary obligations under this Article VII.C shall be limited solely to available insurance coverage and neither the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in this Article VII.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification obligations shall not apply to or cover any Claims, suits or actions against a Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION AND

CONSUMMATION OF THE PLAN

A.	Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1.       the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders and shall, among other things:

(a)       provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(b)       provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

2.       the Confirmation Order shall have been entered by the Court.

B.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1.       the Confirmation Order shall not then be stayed, vacated or reversed and shall not have been amended without the agreement of the Debtors, the Committee and the Unofficial Committee of Senior Secured Noteholders;

2.       the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

3.       the Liquidating Trust shall have been established and the Liquidating Trust Assets shall have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

4.       the Professional Fee Reserve and the Administrative Claims Reserve shall have been funded in Cash in full and such amounts, together with any Administrative Claims that the Debtors paid in the ordinary course of business prior to the Effective Date, shall be consistent with and shall not exceed the amounts set forth in the Final Cash Collateral Budget;

5.       the Liquidating Trustee, the Liquidating Trust Committee and the Document Administrator shall have been appointed and assumed their rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable;

6.       the Debtors shall have retained and pre-paid appropriate professionals for the preparation of the Debtors’ tax returns for 2013 and 2014; and

7.       all actions, documents and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors, the Committee, the Senior Secured Notes Trustee and the Unofficial Committee of Senior Secured Noteholders, and such actions, documents and agreements shall have been effected or executed and delivered. The Liquidating Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived.

C.	Waiver of Conditions

Each of the conditions to the Effective Date set forth in Article VIII.B of the Plan may be waived in whole or in part by the Debtors without any other notice to parties in interest or the Court, provided that the Debtors have received the prior written consent of the Committee, the Senior Secured Notes Trustee and the Unofficial Committee of Senior Secured Noteholders, which consent shall not unreasonably be withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

D.	Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later dates after notice and hearing, as is proposed by the Debtors, then upon motion by the Debtors and upon notice to such parties in interest as the Court may direct, (a) the Plan shall be null and void in all respects; (b) any settlement of claims shall be null and void without further order of the Court; and (c) the time within which the Debtors may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Professional Fee Claims

1.	Final Fee Applications

All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Liquidating Trust, the Liquidating Trust Committee, counsel for the Unofficial Committee of Senior Secured Noteholders, the requesting Professional and the Office of the United States Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

2.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B.	Substantial Contribution Compensation and Expenses Bar Date

Any Person who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must file an application with the clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Liquidating Trust and the Liquidating Trust Committee and as otherwise required by the Court and the Bankruptcy Code on or before the Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C.	Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be filed with the Court and served on the Liquidating Trust and the Liquidating Trust Committee no later than the Administrative Claims Bar Date. Unless the Liquidating Trust or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Liquidating Trust or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

A.	Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable.

B.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and all other parties in interest in the Chapter 11 Cases.

C.	Discharge of the Debtors

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation shall not discharge Claims against the Debtors; provided, however, that, other than as provided in the Final Cash Collateral Order, no Claimholder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any Debtor or its respective successors, assigns and/or property, except as expressly provided in this Plan.

D.	Releases

1.	Releases by the Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code or the Liquidating Trust, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Debtors and the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtors, their Professionals and Court-retained agents and the Debtors’ directors, officers and employees employed by or serving the Debtors as of the Sale Closing Date, (b) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (c) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases and (d) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (c); provided, however, that nothing in this Article X.D.1 shall be a waiver of any defense, offset or objection to any Claim filed against the Debtors and their Estates by any Person.

2.	Releases by the Global Settlement Parties

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Global Settlement Parties shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Global Settlement Parties to enforce the Global Settlement, the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtors, their Professionals and Court-retained agents and the Debtors’ directors, officers and employees employed by or serving the Debtors as of the Sale Closing Date, (b) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (c) the Committee and its Professionals and, solely in their respective capacities as members or representatives of the Committee, each member of the Committee, (d) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases, and (e) CSC Trust Company of Delaware, individually and in its capacity as indenture trustee for the Convertible Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases; provided, however, the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

E.	Exculpation and Limitation of Liability

None of (a) the Debtors, (b) the directors, officers or employees of any of the Debtors serving at any time during the pendency of the Chapter 11 Cases, (c) the Professionals or Court-retained agents of the Debtors, (d) the Unofficial Committee of Senior Secured Noteholders and its professionals employed in connection with the Chapter 11 Cases and, solely in their respective capacities as members of the Unofficial Committee of Senior Secured Noteholders, each member of the Unofficial Committee of Senior Secured Noteholders and such member’s directors, officers, partners, members, employees, affiliates, agents, attorneys and advisors, (e) the Committee and its Professionals and, solely in their respective capacities as members or representatives of the Committee, each member of the Committee, (f) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases or (g) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (f), shall have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) any of the Debtors, (b) the directors, officers or employees of any of the Debtors serving at any time during the pendency of the Chapter 11 Cases, (c) the professionals or Court-retained agents of the Debtors, (d) the members and professionals of the Committee, but only in their capacities as such, (e) U.S. Bank National Association, individually and in its capacities as collateral agent and indenture trustee for the Senior Secured Notes, and its directors, officers and employees and its professionals employed in connection with the Chapter 11 Cases or (f) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (e), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct.

F.	Injunction

Confirmation of this Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of this Article X.F, the Estates and the Liquidating Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates or the Liquidating Trust or any of its or their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates or the Liquidating Trust or any of its or their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates or the Liquidating Trust or any of its or their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates or the Liquidating Trust or any of its or their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan, (B) any form of objection to any Claim that is Allowed by the Plan, or (C) Avoidance Actions against any Holder of a Claim that is Allowed by the Plan. Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by this Section shall prohibit the assertion against the

Liquidating Trust, the Liquidating Trustee and the Liquidating Trust Committee of all Claims or Interests, if any, related to the Debtors.

Confirmation of this Plan shall further have the effect of permanently enjoining all Persons from obtaining (i) any documents or other materials from current counsel for the Debtors and the Committee that are in the possession of such counsel as a result of or arising in any way out of their representations of the Debtors and/or the Committee, or (ii) Books and Records from the Document Administrator, except in accordance with Article V.D of this Plan.

G.	Compromises and Settlements

Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons at any time up to and including the Effective Date.

After the Effective Date, such right shall pass to the Liquidating Trust and shall be governed by the terms of Article VI.I of the Plan and the Liquidating Trust Agreement.

H.	Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to Distributions on account of Claims against the Debtors based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the Distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

A.	Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, the Liquidating Trust Agreement, the Liquidating Trust and the Document Administrator Agreement to the fullest extent permitted by law, including, among other things, jurisdiction to:

1.       To the extent not otherwise determined by the Plan, to determine (i) the allowance, classification or priority of Claims upon objection by any party in interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against assets of the Estates, Causes of Action, or property of the Estates or the Liquidating Trust;

2.       To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

3.       To protect the assets or property of the Estates and/or the Liquidating Trust, including Causes of Action, from claims against, or interference with, such assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any assets of the Estates;

4.       To determine any and all applications for allowance of Professional Fee Claims;

5.       To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims, entitled to priority under section 507(a) of the Bankruptcy Code;

6.       To resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

7.       To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

8.       Except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

9.       To enter a Final Order closing each the Chapter 11 Cases;

10.     To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

11.     To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

12.     To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

13.     To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

14.     To resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

15.     To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Cases;

16.     To authorize, as may be necessary or appropriate, sales of assets as necessary or desirable and resolve objections, if any, to such sales;

17.     To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18.     To approve, if necessary, any Distributions, or objections thereto, under the Plan;

19.     To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

20.     To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

21.     To resolve any dispute or matter relating to the Document Administrator, including with respect to the Document Administrator’s assertion of applicable privileges and production of documents;

22.     To order the production of documents, disclosures or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

23.     To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

B.	Retention of Non-Exclusive Jurisdiction by the Court

Notwithstanding anything else in the Plan, the Court shall retain non-exclusive jurisdiction over all Liquidating Trust Claims prosecuted by the Liquidating Trust.

C.	Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article XI.A of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtors have received the prior written consent of the Unofficial Committee of Senior Secured Noteholders and the Committee, which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

B.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

D.	Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date. The Debtors, prior to the Effective Date, and the Liquidating Trust, from and after the Effective Date, shall pay statutory fees to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Cases are closed or converted and/or the entry of final decrees. In addition, the Liquidating Trust shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtors and their Estates.

E.	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by such Debtors or any other Person.

F.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, the Committee, the Liquidating Trust or the Liquidating Trust Committee shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

The Debtors

Savient Pharmaceuticals, Inc.

400 Crossing Boulevard, 4th Floor

Bridgewater, New Jersey 08807

Attn: Mathew C. Bazley, Chief Liquidation Officer

Telephone: (732) 418-9300

with a copy to:

David R. Hurst, Esq.

Cole, Schotz, Meisel, Forman & Leonard, P.A.

500 Delaware Ave., Suite 1410

Wilmington, Delaware 19801

Telephone: (302) 652-3131

Facsimile: (302) 652-3117

Committee, Liquidating Trust Committee

Bradford J. Sandler, Esq.

Shirley S. Cho, Esq.

Pachulski Stang Ziehl & Jones LLP

919 North Market Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 652-4100

Facsimile: (302) 652-4400

Liquidating Trustee

Robert Rosenberg LLC

Robert J. Rosenberg

125 E. 61 St.

New York, NY 10065

G.	Plan Supplement(s)

Exhibits to the Plan not attached hereto shall be filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtors’ case website (http://www.gcginc.com/cases/svnt) or the Court’s website (http://www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at SVNTInfo@gcginc.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated: Wilmington, Delaware

   May 19, 2014

SAVIENT PHARMACEUTICALS, INC., et al.,
Debtors and Debtors-in-Possession

By:	/s/ Mathew C. Bazley
Mathew C. Bazley
Chief Liquidation Officer

COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.

By:	/s/ David R. Hurst
David R. Hurst (I.D. No. 3743)
J. Kate Stickles (I.D. No. 2917)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
(302) 652-3131

EXHIBIT A

Liquidating Trust Agreement

SPI LIQUIDATING TRUST AGREEMENT

This SPI Liquidating Trust Agreement (the “Agreement”) dated as of May              , 2014 by and between Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc. (together, the “Settlor” or “Debtors”), and Robert Rosenberg LLC (the “Trustee”), for the benefit of the Holders of Allowed General Unsecured Claims (the “Beneficiaries”) under the terms of the First Amended Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors (the “Plan”) confirmed by the United States Bankruptcy Court for the District of Delaware (the “Court”) in chapter 11 case number 13-12680 (MFW) by order dated May              , 2014.

WITNESSETH

WHEREAS, the liquidating trust established pursuant to the terms of this Agreement and the Plan (the “Trust”) is created to effectuate the Plan;

WHEREAS, the Trust is created on behalf, and the Trust Assets are being administered for the sole benefit, of the Holders of General Unsecured Claims under the Plan;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets (as defined below) for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;

WHEREAS, pursuant to the Plan, the Settlor, the Trustee and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Assets to the Trust as a transfer of the Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed General Unsecured Claims, followed by a transfer of the Assets by the Beneficiaries to the Trust in exchange for the beneficial interest therein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation § 301.7701-4; and

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1     Definitions. The following definitions apply to the capitalized terms wherever those terms appear throughout this Agreement. Any capitalized term defined in the prefatory paragraph, the recitals, this Section or any Section below shall have the meaning ascribed to such term therein. Any capitalized term not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

1.1.1     “Assets” shall mean the Liquidating Trust Assets, as such term is defined in the Plan.

1.1.2     “Available Trust Cash” shall mean the aggregate of the Assets and proceeds thereof after paying, reserving against, or satisfying: (1) fees incurred due to the U.S. Trustee pursuant to 28 U.S.C. § 1930; (2) allowed fees and expenses of the Committee’s Professionals per agreement of the Committee or the Liquidating Trust Committee; (3) incurred operating and administrative expenses of the Trust, including but not limited to all costs, expenses and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust) in carrying out their responsibilities under this Agreement, or in any manner connected, incidental or related thereto; and (4) the Disputed Claims Reserve.

1.1.3     “Beneficiaries” shall mean, collectively, the Holders of Allowed General Unsecured Claims under the Plan, or any successors to such Holders’ Allowed General Unsecured Claims or interests in the Trust.

1.1.4     “Confirmation Order” shall mean the order entered by the Court on May              , 2014 confirming the Plan pursuant to section 1129 of the Bankruptcy Code [Docket No.             ].

1.1.5     “Distribution Date” shall have the meaning ascribed to such term in Section 4.1 of the Agreement.

1.1.6     “Indemnified Parties” shall have the meaning ascribed to such term in Section 7.6 of the Agreement.

1.1.7     “Member” and “Members” shall have the meanings ascribed to such terms in Section 11.1 of the Agreement.

1.1.8     “Trust” shall mean the liquidating trust established pursuant to the terms of this Agreement and the Plan.

1.1.9     “Trustee” shall mean (i) initially, the person or corporation named herein, and (ii) any successors or replacements duly appointed under the terms of this Agreement.

1.1.10   “Permitted Investments” shall include (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (iii) such other investments as the Court may approve from time to time or (iv) demand deposits or certificates of deposit at any bank or trust company that has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000. The Trustee may take action reasonably necessary to maintain the value of the Trust Assets; provided, however, that the scope of any Permitted

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Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

1.2     Interpretation. The headings in this Agreement are for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof. Words defined, denoted or stated in the singular form also include the plural form and vice versa, and words defined, denoted or stated in the masculine, feminine or neuter form include each of the masculine, feminine and neuter forms. The word “including” means “including but not limited to.” The word “or” is not exclusive.

1.3     Particular Words. Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words “hereof,” “herein,” “hereto” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1     Creation and Name. There is hereby created the Trust, which shall be known as the “SPI Liquidating Trust,” and is the Trust referred to as the “Liquidating Trust” in the Plan. The Trustee may conduct the affairs of the Trust under the name of the “SPI Liquidating Trust.”

2.2     Purpose of Trust. The Settlor and the Trustee, pursuant to the Plan and in accordance with the Bankruptcy Code, hereby create the Trust for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan. The activities of the Trust shall be limited to those activities set forth in this Agreement and as otherwise contemplated by the Plan. The Trustee shall make continuing efforts to dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.

2.3     Transfer of Assets. The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, all of the Settler’s right, title and interest in the Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries, pursuant to sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and Confirmation Order, and as of the Effective Date free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other Persons to the maximum extent contemplated by and permissible under section 1141(c) of the Bankruptcy Code for the uses and purposes as specified in this Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. § 1930 until such time as the Court enters a final decree closing each of the Debtor’s Chapter 11 Cases and (ii) the expenses of the Trust.

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Also on the Effective Date, or as soon as reasonably practicable thereafter, Pachulski Stang will transfer and assign to the Trust for the benefit of the Beneficiaries all of its right, title and interest in and to all of the GUC Cash, for the uses and purposes as specified in this Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. § 1930 until such time as the Court enters a final decree closing each of the Debtor’s Chapter 11 Cases and (ii) the expenses of the Trust.

2.4     Title to Trust Assets. From and after the Effective Date, legal title to the Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction in which the Trust property may be located requires title to any part of the Trust Assets to be vested in a trustee, in which case title shall be deemed vested in the Trustee. No Beneficiary shall have legal title to any part of the Trust Assets.

2.5     Situs of the Trust. The Trust shall be located in the State of Delaware.

2.6     Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Trustee determines, with the advice of counsel, that the Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

2.7     Appointment and Acceptance of Trustee. The Trustee shall be deemed to be appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Trustee accepts the Trust created by this Agreement and the grant, assignment, transfer, conveyance and delivery to the Trustee, on behalf, and for the benefit, of the Beneficiaries, by the Debtors and Pachulski Stang of all of their respective right, title and interest in the Assets, upon and subject to the terms and conditions set forth in this Agreement, the Plan and the Confirmation Order.

2.8     Status of Trustee. The Trustee shall be a “representative of the estate” as that phrase is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights and powers granted in this Agreement, the Plan and the Confirmation Order. Except as otherwise set forth in the Plan, the Trustee shall be the successor-in-interest to the Debtors solely with respect to (A) the Trust Assets, including any Liquidating Trust Claims which were or could have been commenced by the Debtors prior to the Effective Date and shall be deemed substituted for the same as the party in such action, and (B) any objections, setoffs, defenses or counterclaims that have been or could have been raised by the Debtors with respect to any Claim. All actions, claims, rights or interests constituting Assets are preserved and retained and may be enforced by the Trustee as the representative of the Debtors’ Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

2.9     No Reversion to Debtors. In no event shall any part of the Assets be distributed to either of the Debtors.

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ARTICLE III

ADMINISTRATION OF THE TRUST

3.1     Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in this Agreement, the Plan and the Confirmation Order. Subject to the terms of this Agreement, including Section 3.4 of this Agreement, the Trustee shall have the power to take the actions granted in this Section 3.1 and any powers reasonably incidental thereto, which the Trustee reasonably determines to be necessary or appropriate to fulfill the purpose of the Trust, including but not limited to:

A.     Prosecuting, settling, assigning or otherwise compromising or abandoning for the benefit of the Trust any and all Liquidating Trust Claims or claims or causes of action arising in favor of the Trust, including, without limitation, taking any action with respect to appeals, counterclaims and defenses of or with respect to such claims and causes of action, including retaining counsel to pursue the Liquidating Trust Claims;

B.     Exercising all powers provided to the Trustee or the Trust under the Plan or Confirmation Order, including, without limitation, the right to allow, object to or reconcile General Unsecured Claims, Priority Claims (both tax and non-tax), Administrative Claims and Secured Claims and any other Claims asserted against the Debtors’ Estates;

C.     Liquidating, selling or abandoning the Assets or any portion thereof;

D.     Executing any documents and taking any other actions related to, or in connection with, the liquidation of the Assets and the exercise of the Trustee’s powers granted in this Agreement, the Plan and Confirmation Order;

E.     Holding legal title to any and all rights of the Beneficiaries in, to or arising from the Assets;

F.     Establishing the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve, as well as any other required reserves as may be necessary and appropriate for the proper operation of matters incident to the Trust;

G.     Protecting and enforcing the rights to the Assets vested in the Trustee by this Agreement by any method reasonably determined to be appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

H.     Making Distributions of the Assets to or on behalf of the Beneficiaries in accordance with this Agreement, the Plan and the Confirmation Order;

I.     Making Distributions to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims from the Administrative Claims Reserve in accordance with this Agreement, the Plan and the Confirmation Order;

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J.     Making Distributions to Holders of Allowed Professional Fee Claims from the Professional Fee Reserve in accordance with this Agreement, the Plan and the Confirmation Order;

K.     Filing any and all tax returns with respect to the Debtors and the Trust and paying taxes properly payable by the Trust, if any; provided, however, that for the avoidance of doubt, neither the Trust nor the Trustee shall have any authority or duty to pay taxes properly payable by the Debtors, if any;

L.     Making all necessary filings in accordance with any applicable law, statute or regulation;

M.     Determining and satisfying from the Assets any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, incurred by or on behalf of the Trust;

N.     Investing the Assets received by the Trust or Trustee or otherwise held by the Trust or Trustee in accordance with Section 3.5 of this Agreement;

O.     In the event that the Trustee determines that the Beneficiaries or the Trust may, will or have become subject to different tax consequences than those described in this Agreement, taking such actions that will, or are intended to, address such different tax consequences;

P.     Creating sub-trusts or title vehicles of which the Trust or the Beneficiaries hold the beneficial or ownership interests, as applicable;

Q.     Sending annually to each Beneficiary a separate statement stating the Beneficiary’s share of income, gain, loss, deduction or credit and instructing all such Beneficiaries to report such items on their federal tax returns; provided, however, that the Trustee may send a single statement to the Convertible Notes Trustee applicable to all Beneficiaries whose beneficial interests in the Trust arose on account of Convertible Notes Noteholder Claims;

R.     Opening and maintaining bank accounts on behalf of or in the name of the Trust;

S.     Purchasing customary insurance coverage in accordance with Section 4.6 of this Agreement on behalf of the Trust or the Trustee, including but not limited to errors and omissions policies, to the extent the Trustee deems necessary;

T.     In reliance upon the official claims register maintained in the Chapter 11 Cases and any applicable court order, maintaining on the Trustee’s books and records a register evidencing the beneficial interest in the Trust held by each Beneficiary;

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U.     Performing such functions and taking such actions as are provided for or permitted in this Agreement, the Plan, the Confirmation Order or any other agreement executed pursuant to this Agreement, the Plan or the Confirmation Order; and

V.     Terminating this Trust and seeking to close the Debtors’ Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

3.2     Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants or other professionals and employees as the Trustee deems appropriate in the reasonable exercise of its discretion, and who the Trustee reasonably determines to have qualifications necessary to assist the Trustee in the proper administration of the Trust. Subject to Section 8.8 of this Agreement, the Trustee may pay the reasonable fees, costs and expenses of such persons (including himself) out of the Assets in the ordinary course of business pursuant to the Plan and Confirmation Order. Subject to this Section 3.2 and the other terms and conditions of this Agreement, the Plan and Confirmation Order, the Trustee may retain professionals who previously were employed by the Committee and/or Debtors.

3.3     Safekeeping of Assets. All Assets shall, until distributed or paid over as provided herein or in the Plan, be held in trust for the benefit of the Beneficiaries in accordance with the Plan and this Agreement. The Trustee shall be under no liability for interest or producing income on any moneys received by it under this Agreement and held for distribution or payment to the Beneficiaries, except as such interest or income shall actually be received by the Trustee.

3.4     Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business.

3.5     Investment. The Trustee may only invest funds held in the Trust in Permitted Investments, in a manner consistent with the requirements of the Bankruptcy Code or any order of the Court modifying such requirements and, provided that the Trustee does so, it shall have no liability in the event of insolvency of any institution in which it has invested any of the Assets or any proceeds, revenue or income therefrom.

3.6     Trustee Action. The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of this Agreement, the Plan and the Confirmation Order, and pay and distribute amounts as set forth herein for the purposes set forth in this Agreement, the Plan and the Confirmation. Any good faith determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

3.7     Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in this Agreement, the Trustee need not obtain an order or approval of the Court in the exercise of any power, rights or discretion conferred hereunder, or account to the Court, including with respect to the sale of assets or the settlement of controversies. The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value

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of the Assets and Distributions, giving due regard to the cost, risk and delay of any course of action. Notwithstanding the foregoing in this Section 3.7, but subject to Section 3.4 of this Agreement, the Trustee may submit to the Court any question or questions regarding which the Trustee may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, the Trust, the Agreement, the Plan or the Debtors, including the administration and Distribution of the Assets. The Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion. In addition, subject to Section 3.4 of this Agreement, the Trustee shall have the authority, but not the obligation, to seek Court approval to sell any Asset free and clear of any and all liens, claims and encumbrances.

3.8     Confidentiality. The Trustee shall, during the period that it serves as Trustee under this Agreement and following the termination of this Agreement or its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Assets relates or which it has become aware of in its capacity as Trustee.

ARTICLE IV

DISTRIBUTIONS TO TRUST BENEFICIARIES

4.1     Timing and Amount of Distributions. The Trustee shall cause a Distribution of Available Trust Cash to be made to Beneficiaries as soon as reasonably practicable within the first 180 days after the Effective Date. Thereafter, distributions of Available Trust Cash shall be made in the discretion of the Trustee subject to oversight and reporting by the Liquidating Trust Committee (each a “Distribution Date”); provided, however, that the Trustee may, in the reasonable exercise of the Trustee’s discretion, cause the Trust to retain an amount of Available Trust Cash reasonably necessary to maintain the value of the Assets or to meet Trust liabilities. The Trustee shall not make any Distributions of Trust Assets to the Trust Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.I.3 of the Plan.

4.2     Distributions. Holders of Allowed General Unsecured Claims against the Debtors shall receive, in full and final satisfaction of their Allowed General Unsecured Claims, a Pro Rata share of the Available Trust Cash after the Trustee maintains appropriate reserves for Disputed General Unsecured Claims and the costs of administration of the Trust. The Trustee shall require any Beneficiary, other than the Convertible Notes Trustee or the holders of the Convertible Notes, to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. Failure of a Beneficiary to respond to the Trustee’s request for such tax information may result in forfeiture of the Beneficiary’s distribution as set forth in Article VI.G of the Plan.

Distributions relating to the Convertible Notes shall be made to the Convertible Notes Trustee for further distribution to the holders of the Convertible Notes.

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4.3     Distributions After Allowance or Disallowance of a Disputed Claim. Upon a Disputed General Unsecured Claim becoming an Allowed General Unsecured Claim, the Trustee shall distribute to the Holder thereof, from the Disputed Claims Reserve at the time of the next scheduled Distribution, such amount of Available Trust Cash as would have been distributed to such Holder if its Claim had been an Allowed General Unsecured Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, pursuant to this Agreement, their Pro Rata share of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

4.4     Payments Limited to Assets. All payments to be made by the Trustee to or for the benefit of any Beneficiary on behalf of the Trust shall be made only from the Assets or the proceeds of the Trust.

4.5     United States Trustee Fees and Reports. After the Effective Date, the Trustee shall pay as an expense of the Trust all fees incurred under 28 U.S.C. § 1930 by reason of the Trust’s disbursements as required under the Plan and Confirmation Order until the Debtors’ Chapter 11 Cases are closed. After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Chapter 11 Cases remain open.

4.6     Insurance. The Trustee may use Assets in the Trustee’s reasonable business judgment to maintain customary insurance coverage, if available, for the protection of the Trust Assets.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF

ADMINISTRATIVE AND PRIORITY CLAIMS

5.1     Funding of Professional Fee Reserve. On or before the Effective Date, the Debtors shall transfer to the Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Collateral Agent without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Collateral Agent. The Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and this Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtors or the Committee, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim; provided, however, that the amounts paid to Professionals employed by the Committee shall not exceed the amounts set forth in the Final Cash Collateral Budget on the line items for “UCC Advisors.” After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Professional Fee Claims Reserve shall be distributed by the Trustee to the

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Senior Secured Notes Collateral Agent. Only Professionals employed in the Chapter 11 Cases by the Debtors or the Committee shall be entitled to payment from the Professional Fee Reserve.

5.2     Funding of Administrative Claims Reserve. On or before the Effective Date, the Debtors shall transfer to the Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims and shall at all times remain subject to the first-priority perfected security interests and liens of the Senior Secured Notes Collateral Agent without the necessity for an account control agreement, financing statement or any other action or filing by the Senior Secured Notes Collateral Agent. The Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and this Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Administrative Claims Reserve shall be distributed by the Trustee to the Senior Secured Notes Collateral Agent. Only Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims shall be paid from the Administrative Claims Reserve.

5.3     Distributions on the Distribution Date. On or as soon as reasonably practicable after the Distribution Date, the Trustee shall make Distributions from the Administrative Claims Reserve to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims that were Allowed Claims as of the Distribution Record Date, in accordance with Article III of the Plan.

5.4     Distributions After Allowance or Disallowance of a Disputed Claim. On or as soon as reasonably practicable after a Disputed Administrative Claim, Disputed Priority Tax Claims or Disputed Priority Non-Tax Claim becomes an Allowed Claim, the Trustee shall distribute to the Holder thereof, from the Administrative Claims Reserve, such amount as would have been distributed to such Holder if its Claim had been an Allowed Claim on the Effective Date, in accordance with Article III of the Plan. The Trustee shall require any Claim Holder entitled to receive a Distribution from the Administrative Claims Reserve to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. The failure to provide such tax identification may result in forfeiture of the Claim Holder’s Distribution pursuant to Article VI.G of the Plan.

5.5     Payments Limited to Funds in Administrative Claims Reserve. All payments to be made by the Trustee to or for the benefit of any Holder of an Allowed Administrative Claim (other than an Allowed Professional Fee Claim), Allowed Priority Tax Claim or Allowed Priority Non-Tax Claim shall be made only from the amounts allocated to such Claim in the Administrative Claims Reserve.

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5.6     Clarification Regarding Use of Trust Assets and Funding of the Trust. Trust Assets shall not be used to pay Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims and amounts in the Administrative Claims Reserve shall not be used to fund the operating expenses of the Trust. Trust Assets shall not be used to pay Holders of Professional Fee Claims except to the extent of any outstanding and unpaid Allowed Professional Fee Claims of the Committee as of the Effective Date that the Committee or Liquidating Trust Committee has approved may be paid out of the Trust Assets. Amounts in the Professional Fee Reserve shall not be used to fund the operating expenses of the Trust.

5.7     Abandonment; Donation. If, in the Trustee’s reasonable judgment, any Trust Assets cannot be sold or distributed in a commercially reasonable manner or the Trustee believes in good faith that such property has inconsequential value to the Trust or its Beneficiaries or is insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Trustee shall have the right to cause the Trust to abandon or otherwise dispose of such property, including by donation of such remaining funds to a charitable institution qualified as a not-for-profit corporation, under applicable federal and state laws selected by the Trustee.

ARTICLE VI

BENEFICIARIES

6.1     Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Assets, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in this Agreement, the Plan and the Confirmation Order.

6.2     Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein or in the Plan.

6.3     Evidence of Beneficial Interest. Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.4     Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in Section 13.2 of this Agreement shall be forwarded to the Trustee by registered or certified mail as set forth herein. The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest to be transferred. The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

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ARTICLE VII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

7.1       Reliance. Except as otherwise provided in this Agreement, the Plan or the Confirmation Order, the Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed to be genuine and to have been signed or presented by an authorized party.

7.2       Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Assets. There is no obligation on any Person dealing with the Trustee to inquire into the validity, expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

7.3       Limited Recourse. Except as otherwise provided in this Agreement, the Plan or the Confirmation Order, Persons (including any professionals retained by the Trustee in accordance with this Agreement) engaged in transactions with the Trust or the Trustee shall look only to the Assets to satisfy any liability incurred in connection with the carrying out the terms of this Agreement, the Plan or the Confirmation Order.

7.4       Limitation of Liability. The Trustee, the Liquidating Trust Committee and their agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Assets or the affairs of the Trust, except for their own gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty. Other than as set forth in the Plan or Confirmation Order, nothing in this Agreement shall be deemed to release any Beneficiary from any actions or omissions occurring prior to the Effective Date.

7.5       Non-Liability for Acts of Others. Except as expressly provided in this Agreement, the Plan or the Confirmation Order, neither the Trust nor the Trustee shall assume any of the liabilities, obligations or duties of the Debtors or the Beneficiaries. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made by a predecessor Trustee or its agents as to the assets comprising the Trust Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. A Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

7.6       Indemnification. The Trustee, the Liquidating Trust Committee and each of their members, agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives (collectively, the “Indemnified Parties”) shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Assets for any

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losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty by such Indemnified Party. Notwithstanding any provision in this Agreement to the contrary, the Indemnified Parties shall be entitled to request advances from the Trust to cover reasonable fees and necessary expenses incurred in connection with defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Trustee shall not be required to make any such advances; provided further, however, that any Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of an order of a court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 7.6. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Indemnified Parties, or the termination of the Trust, and shall inure to the benefit of the Indemnified Parties’ heirs and assigns.

ARTICLE VIII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

8.1       Initial Trustee. The initial Trustee shall be Robert Rosenberg LLC.

8.2       Term of Service. The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trust in accordance with this Agreement; or (c) the Trustee’s death or dissolution, incapacitation, resignation or removal.

8.3       Removal of a Trustee. Any Person serving as Trustee may be removed at any time upon the determination of the Court on a motion for cause shown. Any Trustee so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of this Agreement.

8.4       Resignation of Trustee. The Trustee may resign at any time by giving the Liquidating Trust Committee at least thirty (30) days’ written notice of the Trustee’s intention to do so. In the event of a resignation, the resigning Trustee shall render to the Liquidating Trust Committee a full and complete accounting of monies and assets received, disbursed and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date specified in the notice; (ii) the date that is thirty days (30) after the date the notice is delivered; or (iii) the date the accounting described in the preceding sentence is delivered.

8.5       Appointment of Successor Trustee. Upon the resignation, death, incapacity or removal of a Trustee, the Liquidating Trust Committee shall, by a majority vote of those

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members voting, appoint a successor Trustee to fill the vacancy so created. Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of the successor Trustee’s heirs and legal and personal representatives, successors or assigns. Notwithstanding anything in this Agreement, in the event that a successor Trustee is not appointed within sixty (60) days of the occurrence or effectiveness, as applicable, of the prior Trustee’s resignation, death, incapacity or removal, the Liquidating Trust Committee shall be authorized to move the Court for the appointment of a successor Trustee.

8.6       Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers and duties of the predecessor Trustee under this Agreement and the Plan.

8.7       Trust Continuance. The death, incapacity, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.

8.8       Compensation and Costs of Administration. The Trustee may retain and compensate professionals (including himself) as provided for in Section 3.2 of this Agreement. The reasonable fees and actual and necessary expenses of such professionals and the Trustee shall be paid by the Trustee upon each monthly submission of a fee statement to the Trustee and/or the Liquidating Trust Committee, as applicable, in accordance with the procedures described in this Section. The Trustee shall deliver its invoices or fee statements to the Liquidating Trust Committee before payment from the Trust Assets shall be allowed. Any professionals retained by the Trustee pursuant to this Agreement shall deliver their invoices or fee statements to the Trustee for approval before payment from the Trust Assets shall be allowed. The Trustee and Liquidating Trust Committee, as applicable, shall have ten (10) days from the delivery of any invoice or fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement (including the Trustee himself). For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made may be submitted to the Court for resolution. The terms of the compensation of the Trustee are set forth on Exhibit A hereto, which compensation may be subject to periodic increase in the discretion of the Liquidating Trust Committee.

8.9       Reporting and Filing Requirements

8.9.1       The Trust shall mail to all Beneficiaries a report of all Assets received by the Trust, all Available Trust Cash disbursed to Beneficiaries, all Assets held by the Trust, and all fees, income and expenses related to the Trust during the preceding calendar year, which report shall be delivered on an annual basis.

8.9.2       The Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law.

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ARTICLE IX

TRUST OBLIGATIONS

9.1       The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.

9.2       On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth the Beneficiary’s share or items of income, gain, loss, deduction or credit and will instruct all such Holders to report such items on their federal income tax returns; provided, however, that the Trustee may send a single statement to the Convertible Notes Trustee applicable to all Beneficiaries whose beneficial interests in the Trust arose on account of Convertible Notes Noteholder Claims. Such a statement also shall be sent to each Beneficiary after the dissolution of the Trust. The Trust’s taxable income, gain, loss, deduction or credit will be allocated (subject to provisions of the Plan and Confirmation Order relating to Disputed Claims) to the Beneficiaries in accordance with their relative beneficial interests in the Trust, as determined pursuant to this Agreement.

9.3       As soon as practicable after the Effective Date, the Trustee (to the extent that it deems it necessary or appropriate in the reasonable exercise of its discretion) shall, in good faith, value the Assets, and shall apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Trustee and the Trust Beneficiaries) for all federal income tax purposes. The Court shall resolve any dispute regarding the valuation of the Assets.

ARTICLE X

MAINTENANCE OF RECORDS

10.1       The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements. Said books and records shall be open to reasonable inspection by any Beneficiary upon written request to the Trustee. The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements, including a summary of all income and expenses of the Trust.

ARTICLE XI

LIQUIDATING TRUST COMMITTEE

11.1       Liquidating Trust Committee. As of the Effective Date, the Liquidating Trust Committee shall be comprised of (i) Faith D. Ottery, M.D., PhD; and (ii) Riverside Contracting, LLC (each, a “Member” and, together, the “Members”). Should any of the Members resign from or otherwise cease to serve on the Liquidating Trust Committee, replacements, if any, may be selected by the remaining Members acting by majority vote.

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11.2       Liquidating Trust Committee Approval. Except as otherwise expressly provided herein, a majority vote of the Members shall constitute an act or decision of the Liquidating Trust Committee. If the event of a tie vote, the Trustee shall be deemed a voting Member for the sole purpose of breaking any such tie vote of the Liquidating Trust Committee. The Trustee may make recommendations for the action or inaction of the Liquidating Trust Committee via email on seven (7) days’ notice (the “Voting Period”), and in the absence of a majority of the Members rejecting the recommendation within the Voting Period, the recommendation shall be deemed to have been approved by a majority of the Members.

11.3       Reports to Liquidating Trust Committee. Notwithstanding any other provision of this Agreement, the Trustee shall report to the Liquidating Trust Committee as may be requested by the Liquidating Trust Committee, but not less than quarterly, and such reports shall include such matters and information as reasonably requested by the Liquidating Trust Committee. The Liquidating Trust Committee shall keep all such information strictly confidential, except to the extent the Liquidating Trust Committee deems it reasonably necessary to disclose such information to the Court (in which case, a good faith effort shall be made to file such information under seal).

11.4       Actions Requiring Approval of the Liquidating Trust Committee. Notwithstanding anything to the contrary herein, the Trustee shall obtain the approval of the Liquidating Trust Committee prior to taking any of the following actions, which approval may be by affirmative vote of the Liquidating Trust Committee or upon notice pursuant to the procedures set forth in Section 11.2 above:

A.       The commencement of any Cause of Action against any third parties, other than claim objections;

B.       The settlement, compromise, withdrawal, dismissal or other resolution of any (i) Claims or Objections to Claims by the Trust where the amount set forth in the Claim exceeds $250,000; and (ii) Cause of Action by the Trust where the amount sought to be recovered in the complaint or other document initiating such Cause of Action exceeds $250,000;

C.       The sale, transfer, abandonment, assignment or other disposition of any Assets having a valuation in excess of $100,000;

D.       The borrowing of any funds by the Trust or pledge of any portion of the Assets;

E.       The exercise of any right or action set forth in this Agreement that expressly requires approval of the Liquidating Trust Committee;

F.       The amount and timing of Distributions from Assets or the proceeds of Assets;

G.       The establishment or setting of the Disputed Claims Reserve or any other reserves in aid of distribution, and the opening, maintaining and administering of bank accounts as necessary to discharge the duties of the Trustee under the Plan and this Agreement; or

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H.       The payment of the Trustee’s invoices.

11.5     In the event that the Trustee cannot take any action, including, without limitation, the prosecution of any Causes of Action or the objection to any Claim, by reason of an actual or potential conflict of interest, the Liquidating Trust Committee acting by a majority shall be authorized to take any such action(s) in his place and stead, including without limitation, the retention of professionals (which may include professionals retained by the Trustee) for such purpose of taking such actions.

11.6     Investments. The Liquidating Trust Committee may authorize the Trust to invest the Trust Assets in prudent investments other than those described in section 345 of the Bankruptcy Code.

11.7     Compensation of Liquidating Trust Committee. The Liquidating Trust Committee Members shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in such Members’ duty on behalf of the Liquidating Trust Committee.

ARTICLE XII

DURATION OF TRUST

12.1     Duration. The Trust shall become effective upon the Effective Date of the Plan, and the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

12.2     Termination. The Trust shall terminate upon the occurrence of the earlier of (a) the full liquidation, administration and Distribution of the Assets in accordance with this Agreement and the full performance of all other duties and functions of the Trustee set forth in this Agreement, the Plan and the Confirmation Order, and (b) the fifth (5th) anniversary of the Effective Date. Such termination may be extended upon request of the Trustee if approved by the Court for cause shown prior to the termination of the Trust on motion to the Court filed no earlier than six (6) months prior to the scheduled termination of the Trust.

12.3     Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until the Trustee’s duties have been fully performed, including, without limitation, performing such post-distribution tasks as necessary to windup the affairs of the Trust at the Trust’s expense. After the termination of the Trust, the Trustee shall retain for a period of six (6) months the books, records, Beneficiary lists and certificates and other documents and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may, but need not, be destroyed at any time after six (6) months from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final Distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. For the avoidance of doubt, the limitations on liability contained in Sections 7.3, 7.4, 7.5 and 7.6 hereof shall apply to any actions taken by the Trustee during the course of winding up the affairs of the Trust.

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ARTICLE XIII

MISCELLANEOUS

13.1     Jurisdiction. The Court shall have exclusive jurisdiction over (i) the Trust and the Trustee, with respect to the administration of and activities relating to the Trust, and (ii) any issues or disputes arising out of this Agreement; provided, however, that notwithstanding the foregoing, the Trustee shall have the power and authority to bring any action in any court of competent jurisdiction to prosecute the Liquidating Trust Claims.

13.2     Limitation on Transferability. A beneficial interest in the Trust shall be nonassignable and non-transferable except by operation of law. An assignment or transfer shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Beneficiary until receipt of proper notification and proof of assignment or transfer. The Trustee may rely upon such proof without the requirement of any further investigation.

13.3     Notices. All notices to be given to Beneficiaries may be given by ordinary mail to the Holders at the addresses appearing on the books kept by Trustee. Any notice or other communication which may be or is required to be given, served or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:

If to the Trust/Trustee:

Robert Rosenberg LLC

125 E. 61 St.

New York, NY 10065

With a copy to:

Bradford J. Sandler, Esq.

Shirley S. Cho, Esq.

Pachulski Stang Ziehl & Jones LLP

919 North Market Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 652-4100

Facsimile: (302) 652-4400

or to such other address as may from time to time be provided in written notice by the Trustee.

13.4     No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

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13.5     Governing Law. This Agreement is made in the State of Delaware, and the Trust and this Agreement, and the rights and obligations of the Trustee and the Liquidating Trust Committee are to be governed by and construed and administered according to the laws of the State of Delaware; provided, however, that, except as expressly provided in this Agreement, there shall not be applicable to the Trust, the Trustee, the Liquidating Trust Committee or its Members, or this Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee set forth or referenced in this Agreement.

13.6     Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

13.7     No Execution. All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can bind, pledge, encumber, execute upon, garnish or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Court. Payment will be governed solely by the Plan and this Agreement.

13.8     Plan and Confirmation Order. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

13.9     Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust, and any ambiguity herein shall be construed consistent herewith, and if necessary, this Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

13.10     Amendment. The Trustee may, with the approval of a majority of the Members of the Liquidating Trust Committee, modify, supplement or amend this Agreement, but only to clarify any ambiguity or inconsistency, or render the Agreement in compliance with its stated tax purposes, and only if such amendment (i) does not materially and adversely affect the interests, rights, treatment or Distributions of any Beneficiaries and (ii) is not inconsistent with the Plan or the Confirmation Order. In the event that a majority (as described above) of the Members of the Liquidating Trust Committee are unable to reach a consensus regarding a proposed modification,

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supplement or amendment, the Trustee may seek Court approval of any such modification, supplement or amendment. Notwithstanding the foregoing, no amendment to this Agreement that adversely affects the rights of the Senior Secured Notes Collateral Agent or the Senior Secured Noteholders shall be effective without the prior written consent of the Senior Secured Notes Collateral Agent, such consent not to be unreasonably withheld.

13.11     Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.12     Integration. This Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. This Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise provided in this Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any person other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of this Agreement.

13.13     Third Party Beneficiary. Nothing in this Agreement is intended to benefit or create any right or cause of action in or on behalf of any person other than the parties hereto unless expressly set forth herein. For the avoidance of doubt, the Senior Secured Notes Collateral Agent is an intended third-party beneficiary of Article V and Sections 13.10 and 13.13 of the Agreement.

13.14     Counterparts. This Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year first written above.

Robert Rosenberg LLC		Savient Pharmaceuticals, Inc.

By:		By:
	Robert J. Rosenberg		Mathew C. Bazley
	Sole Member		Chief Liquidation Officer

Savient Pharma Holdings, Inc.

By:
Mathew C. Bazley
Chief Liquidation Officer

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EXHIBIT A

Trustee Compensation

$5,000 per month, subject to periodic increases in the discretion of the Liquidating Trust Committee, plus reasonable out-of-pocket expenses.

EXHIBIT B

Members of Liquidating Trust Committee

As of the Effective Date, the Liquidating Trust Committee shall be comprised of (i) Faith D. Ottery, M.D., PhD; and (ii) Riverside Contracting, LLC.

EXHIBIT C

Document Administrator Agreement

DOCUMENT ADMINISTRATOR AGREEMENT

This DOCUMENT ADMINISTRATOR AGREEMENT (the “Agreement”) is made this              day of May, 2014, by and between Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc. (together, the “Debtors”) and Drivetrain Advisors, Ltd. (the “Document Administrator”).

RECITALS

WHEREAS, on October 14, 2013 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code (together, the “Chapter 11 Cases”), which Chapter 11 Cases are pending in the United States Bankruptcy Court for the District of Delaware (the “Court”) and are being jointly administrated for procedural purposes under chapter 11 case number 13-12680 (MFW);

WHEREAS, on March 17, 2014, the Debtors filed the Disclosure Statement With Respect to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 491], which Disclosure Statement was approved by the Court by order entered March 18, 2014 [Docket No. 495] (the “Solicitation Procedures Order”);

WHEREAS, pursuant to the Solicitation Procedures Order, the Court authorized the Debtors to solicit votes on the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors (as may be amended, supplemented or otherwise modified, the “Plan”);

WHEREAS, on May             , 2014, the Court entered an order [Docket No.             ] confirming the Debtors’ Plan, and the Plan became effective on May              , 2014 (as defined in the Plan, the “Effective Date”);

WHEREAS, the Plan provides for the appointment of a document administrator to take possession and control of certain of the Debtors’ books and records on the Effective Date and provide access to such books and records in accordance with a document administrator agreement and the Plan; and

WHEREAS, this Agreement is being made to effectuate the terms of the Plan.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1       Definitions. The following definitions apply to the capitalized terms wherever those terms appear throughout this Agreement. Any capitalized term defined in the prefatory paragraph, the recitals, this Section or any Section below shall have the meaning ascribed to such term therein. Any capitalized term not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

1.1.1     “Document Administrator” shall mean (i) initially, the person or corporation named herein, and (ii) any successors or replacements duly appointed under the terms of this Agreement.

1.1.2     “Funding Amount” shall mean the amount of Cash to be provided by the Debtors, subject to the Final Cash Collateral Order, as funding for the compensation and expenses of the Document Administrator, which amount is $140,000.

1.1.3     “Termination Date” shall have the meaning ascribed to such term in Section 7.1 of this Agreement.

1.2       Interpretation. The headings in this Agreement are for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof. Words defined, denoted or stated in the singular form also include the plural form and vice versa, and words defined, denoted or stated in the masculine, feminine or neuter form include each of the masculine, feminine and neuter forms. The word “including” means “including but not limited to.” The word “or” is not exclusive.

1.3       Particular Words. Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words “hereof,” “herein,” “hereto” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

ARTICLE II

ACCEPTANCE OF POSITION AND

EMPLOYMENT OF PROFESSIONALS

2.1       Acceptance of Position. Drivetrain Advisors, Ltd. (i) accepts employment as the Document Administrator and (ii) agrees to observe and perform all duties and obligations imposed upon the Document Administrator under this Agreement, the Plan, all orders of the Court and applicable law.

2.2       Agents and Professionals. The Document Administrator may, but shall not be required to, consult with and retain attorneys or other professionals and employees as the Document Administrator deems appropriate in the reasonable exercise of its discretion, and who the Document Administrator reasonably determines to have qualifications necessary to assist the Document Administrator in its performance under this Agreement. The Document Administrator may pay the reasonable fees, costs and expenses of such persons in the ordinary course of business pursuant to the Plan and Confirmation Order, which amounts shall not be paid from the Liquidating Trust Assets. Subject to the other terms and conditions of this Agreement, the Plan and Confirmation Order, the Document Administrator may retain professionals who previously were employed by the Committee and/or Debtors.

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ARTICLE III

TRANSFER OF BOOKS AND RECORDS AND PRIVILEGES

3.1       Transfer Of Books And Records. From and after the Effective Date, the Document Administrator shall be deemed to have possession and control over all of the Debtors’ Books and Records (except for those relating to (i) the Liquidating Trust Claims and (ii) Claims that have been asserted against or Scheduled by the Debtors for which the Liquidating Trust is responsible for reconciling).

3.2       Transfer Of Privileges. On the Effective Date, the Document Administrator shall succeed to the evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtors, as such privileges relate to all claims and Causes of Action that are not Liquidating Trust Claims.

ARTICLE IV

POWERS, RIGHTS AND OBLIGATIONS

OF THE DOCUMENT ADMINISTRATOR

4.1       Protecting And Preserving Privileges. The Document Administrator shall take all such reasonable steps as necessary to protect and to preserve the evidentiary privileges formerly held by the Debtors, including any attorney-client, joint-client, joint-defense, common interest or other privileges with former officers, directors or employees of the Debtors. The Document Administrator shall have the authority to insist that Persons or Entities with a joint-client privilege, joint-defense privilege or common interest privilege with the Debtors pay the reasonable costs of protecting and preserving those applicable privileges.

4.2       Books And Records Requests Generally.

4.2.1     To the extent that Books and Records are requested from the Document Administrator by any Person or Entity, the Document Administrator shall be entitled to assert all applicable evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtors.

4.2.2     The Document Administrator shall have the authority to share privileged information or documentation with those Persons or Entities who were within the scope of the relevant privilege at the time of the creation of the relevant information or documentation.

4.2.3     Except as provided in Section 4.3.3 of this Agreement, prior to sharing the Debtors’ Books and Records with any Person or Entity, the Document Administrator shall require that the recipient agree that upon the discovery of any inadvertent disclosure of the Debtors’ privileged information, the recipient is obligated to inform the Document Administrator immediately in writing and immediately return or destroy the document. The Document Administrator also shall require the recipient to agree that the inadvertent disclosure of that document shall not waive the Debtors’ applicable privilege (or any privilege of any other Person or Entity with whom the Debtors share a privilege) in any proceeding.

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4.2.4     The Document Administrator shall have no obligation to produce any Books and Records currently in its possession or control unless (i) such production is required by law or pursuant to Section 4.3.1 of this Agreement and (ii) the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Document Administrator in connection with such production, including the reasonable hourly fees of the Document Administrator (or its principals providing services) and the reasonable fees of counsel; provided, however, that nothing herein shall impair (x) the Senior Secured Notes Trustee’s rights to obtain documents and information pursuant to the terms of the Senior Secured Notes Indenture and Collateral Assignment Agreement or (y) the Convertible Notes Trustee’s rights to obtain documents and information pursuant to the terms of the Convertible Notes Indenture.

4.3       Debtors’ Officers and Directors.

4.3.1     Subject to the payment provisions of Section 4.2.4, the Document Administrator shall provide the Debtors’ current or former officers (the “Officers”) and current or former directors (the “Directors”) with reasonable access to the Debtors’ Books and Records in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against them in their capacities as Officers or Directors. The Officers and Directors shall have the right to inspect and copy Books and Records in connection with such litigation or other process, at their own expense, during regular business hours, and upon reasonable notice to the Document Administrator. The Document Administrator also shall provide the Senior Secured Notes Trustee with reasonable access to the Debtors’ Books and Records pursuant to the Senior Secured Notes Indenture and Collateral Assignment Agreement.

4.3.2     The Document Administrator shall recognize that certain of the privileged Books and Records in its possession or control are subject to a joint-client privilege, joint-defense privilege, common interest privilege or other privilege with the Officers and Directors, and can therefore be shared with the Officers and Directors.

4.3.3     Prior to sharing the Debtors’ Books and Records with any Officers or Directors, the Document Administrator shall require that the applicable Officers or Directors agree that upon the discovery of any inadvertent disclosure of the Debtors’ privileged information falling outside of the scope of a joint-client, joint-defense, common interest or other shared privilege, the applicable Officers and Directors are obligated to immediately return or destroy the document. The Document Administrator also shall require that the applicable Officers and Directors agree that the inadvertent disclosure of that document shall not waive the Debtors’ privilege in any proceeding.

4.3.4     If any other Person or Entity requests Books and Records from the Document Administrator in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against any Officers or Directors, the Document Administrator shall immediately provide the relevant Officers and Directors with notice of any such request and afford them with a reasonable opportunity to seek appropriate protective orders with respect to such Books and Records prior to any disclosure.

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ARTICLE V

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

5.1     Reliance. Except as otherwise provided in this Agreement, the Plan or the Confirmation Order, the Document Administrator may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed to be genuine and to have been signed or presented by an authorized party.

5.2     Parties Dealing With the Document Administrator. In the absence of actual knowledge to the contrary, any Person or Entity dealing with the Document Administrator shall be entitled to rely on the authority of the Document Administrator or any of the Document Administrator’s agents to act in connection with the Books and Records. There is no obligation on any Person or Entity dealing with the Document Administrator to inquire into the validity, expediency or propriety of any transaction by the Document Administrator.

5.3     Limited Recourse. Except as otherwise provided in this Agreement, the Plan or the Confirmation Order, Persons and Entities (including any professionals retained by the Document Administrator in accordance with this Agreement) engaged in transactions with the Document Administrator shall look only to the Funding Amount to satisfy any liability incurred in connection with the carrying out the terms of this Agreement, the Plan or the Confirmation Order.

5.4     Limitation of Liability. The Document Administrator and its agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person or Entity in connection with the Books and Records or the performance under this Agreement, except for their own gross negligence, willful misconduct or fraud.

5.5     Non-Liability for Acts of Others. Except as expressly provided in this Agreement, the Plan or the Confirmation Order, the Document Administrator shall not assume any of the liabilities, obligations or duties of the Debtors. Any successor Document Administrator may accept and rely upon any accounting made by or on behalf of any predecessor Document Administrator hereunder, and any statement or representation made by a predecessor Document Administrator or its agents as to any fact bearing upon the performance under this Agreement, so long as it has a good faith basis to do so. A Document Administrator shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A successor Document Administrator shall not be liable for any act or omission of any predecessor Document Administrator, nor have a duty to enforce any claims against any predecessor Document Administrator on account of any such act or omission.

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ARTICLE VI

SELECTION, REMOVAL AND

COMPENSATION OF DOCUMENT ADMINISTRATOR

6.1     Term of Service. The Document Administrator shall serve until (i) the completion of all the Document Administrator’s duties, responsibilities and obligations under this Agreement, the Plan and the Confirmation Order or (ii) the Document Administrator’s death or dissolution, incapacitation, resignation or removal. The death, dissolution, incapacity, resignation or removal of the Document Administrator shall not revoke any existing agency created pursuant to this Agreement or invalidate any privilege or any action theretofore taken by the Document Administrator. In the event of the Document Administrator’s death or dissolution, incapacitation or removal, any party in interest may apply to the Court for the appointment of a successor Document Administrator, and the Court may, after such notice (if any) as it may deem proper, appoint a successor Document Administrator.

6.2     Removal of a Document Administrator. Any Person or Entity serving as Document Administrator may be removed at any time upon the determination of the Court on a motion for cause shown. Any Document Administrator so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of this Agreement.

6.3     Resignation of Document Administrator. The Document Administrator may resign at any time by (i) designating a successor Document Administrator and (ii) filing notice with the Court of the Document Administrator’s intention to resign and appoint a successor Document Administrator, which notice must be filed at least thirty (30) days in advance of such resignation. In the event of a resignation, the resigning Document Administrator shall render to the successor Document Administrator a full and complete accounting of monies received, disbursed and held during the term of office of that Document Administrator, and shall transfer all monies currently being held by the Document Administrator, including the remaining balance of the Funding Amount, to the successor Document Administrator. The resignation shall be effective (i) on the later of (a) the date specified in the notice filed with the Court, (b) the date that is thirty days (30) after the date the notice is filed or (c) the date the accounting described in the preceding sentence is delivered, and (ii) only upon acceptance by the successor Document Administrator of its appointment. If a resigning Document Administrator is unable to identify a successor Document Administrator, the resigning Document Administrator may apply to the Court for the appointment of a successor Document Administrator, and the Court may, after such notice (if any) as it may deem proper, appoint a successor Document Administrator.

6.4     Appointment of Successor Document Administrator. Any successor Document Administrator so appointed shall consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Document Administrator and all of the successor Document Administrator’s heirs and legal and personal representatives, successors or assigns.

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6.5     Powers and Duties of Successor Document Administrator. A successor Document Administrator shall have all the rights, privileges, powers and duties of the predecessor Document Administrator under this Agreement and the Plan.

6.6     Compensation of Document Administrator. The Document Administrator shall be compensated according to the terms set forth on Exhibit A hereto.

ARTICLE VII

TERMINATION OF AGREEMENT

7.1     Termination Date. This Agreement shall terminate on the second (2nd) anniversary of the termination of the Liquidating Trust Agreement (the “Termination Date”). Upon and following termination of this Agreement, the Document Administrator shall take no action that compromises the evidentiary privileges formerly held by the Debtors, including any attorney-client, joint-client, joint-defense, common interest or other privileges with Officers, Directors, or former employees of the Debtors.

7.2     Destruction of Documents. On or as soon as practicable after the Termination Date, any and all Books and Records in the possession or control of the Document Administrator shall be destroyed to the extent practicable. No Person or Entity shall be entitled to obtain such Books and Records on or after the Termination Date.

7.3     Disposition of Funding Amount. On the Termination Date, the Document Administrator shall be entitled to retain as compensation the balance of the Funding Amount, after the costs of document destruction have been paid.

ARTICLE VIII

MISCELLANEOUS

8.1     Jurisdiction. The Court shall have exclusive jurisdiction to resolve any dispute or matter relating to the Document Administrator, including with respect to the Document Administrator’s assertion of any privileges and production of Books and Records.

8.2     Notices. Any notice or other communication which may be or is required to be given, served or sent to the Document Administrator shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:

Alan J. Carr

Drivetrain Advisors, Ltd.

630 Third Avenue, 21st Floor

New York, NY 10017

Fax: (646) 650-2201

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8.3     No Bond. The Document Administrator (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

8.4     Governing Law. This Agreement is made in the State of Delaware, and this Agreement, and the rights and obligations of the Document Administrator are to be governed by and construed and administered according to the laws of the State of Delaware.

8.5     Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

8.6     Plan and Confirmation Order. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

8.7     Amendment. The Document Administrator may modify, supplement or amend this Agreement, but only to clarify any ambiguity or inconsistency, and only if such amendment is not inconsistent with the Plan or the Confirmation Order. The Document Administrator may seek Court approval of any modification, supplement or amendment to this Agreement.

8.8     Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other applicable authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.9     Integration. This Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. This Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise provided in this Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

8.10     Third Party Beneficiary. Nothing in this Agreement is intended to benefit or create any right or cause of action in or on behalf of any person other than the parties hereto unless expressly set forth herein. For the avoidance of any doubt, the parties acknowledge and agree that the provisions of this Agreement are intended to be for the benefits of, and shall be enforceable by, the Officers and Directors and the Senior Secured Notes Trustee.

8.11     Counterparts. This Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year first written above.

Drivetrain Advisors, Ltd.		Savient Pharmaceuticals, Inc.

By:		By:
	Alan J. Carr		Mathew C. Bazley
Chief Liquidation Officer

Savient Pharma Holdings, Inc.

By:
Mathew C. Bazley
Chief Liquidation Officer

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EXHIBIT A

Document Administrator Compensation

The Document Administrator shall be entitled to compensation on the Effective Date and on each anniversary of the Effective Date, in accordance with the following schedule:

Effective Date	$25,000

First Anniversary	$25,000

Second Anniversary	$15,000

Third Anniversary	$15,000

Fourth Anniversary	$15,000

Fifth Anniversary	$10,000

Sixth Anniversary	$10,000

In the event of the Document Administrator’s death or dissolution, incapacitation, resignation or removal, a pro rata portion of that year’s compensation shall be returned to provide funding for a successor Document Administrator.

EXHIBIT D

Contracts To Be Assumed Under Plan2

The Debtors will assume under the Plan any and all insurance policies maintained by the Debtors that have not expired or terminated pursuant to their own terms on or before the effective date of the Debtors* plan of liquidation, including but not limited to policies issued by ACE American Insurance Company, Axis Insurance Company, Beazley Insurance Company, Chubb Insurance Company, Federal Insurance Company, Gemini Insurance Company, Illinois Union Insurance Company, Ironshore Specialty Insurance Company, National Union Fire Insurance Company of Pittsburgh, Navigators Specialty Insurance Company and XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage or employment practices liability insurance coverage.

[2]	The inclusion by the Debtors of an agreement on this Exhibit D does not constitute an admission by the Debtors that such agreement is an executory contract or unexpired lease.

EXHIBIT E

Collateral Assignment Agreement

COLLATERAL ASSIGNMENT AGREEMENT

This COLLATERAL ASSIGNMENT AGREEMENT (this “Agreement”) dated as of the Effective Date of the Plan (as defined below) is executed and delivered by and among Savient Pharmaceuticals, Inc. (the “Company”), Savient Pharma Holdings, Inc., and U.S. Bank National Association, solely in its capacities as trustee and collateral agent (in such capacities collectively, the “Trustee”) for the Senior Secured Notes (as defined below).

WITNESSETH:

WHEREAS, U.S. Bank National Association (“U.S. Bank”) serves as Trustee under that certain Indenture dated as of May 9, 2012 (the “Indenture”), by and between the Company, as issuer, Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors (collectively, the “Guarantors”), and U.S. Bank, as Trustee, pursuant to which the Senior Secured Discount Notes due 2019 (the “Senior Secured Notes”) were issued;

WHEREAS, on October 14, 2013 (the “Petition Date”), the Company and Savient Pharma Holdings, Inc. (collectively, the “Debtors”) filed voluntary petitions to commence chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Debtors’ bankruptcy cases are being jointly administered as case No. 13-12680 (MFW);

WHEREAS, on March 17, 2014, the Debtors filed the Disclosure Statement With Respect to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 491], which Disclosure Statement was approved by the Bankruptcy Court by order entered March 18, 2014 [Docket No. 495] (the “Solicitation Procedures Order”);

WHEREAS, pursuant to the Solicitation Procedures Order, the Bankruptcy Court authorized the Debtors to solicit votes on the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors (as may be amended, supplemented or otherwise modified, the “Plan”);

WHEREAS, on May [__], 2014, the Bankruptcy Court entered an order [Docket No.     ] (the “Confirmation Order”) confirming the Debtors’ Plan, and the Plan became effective on May [__], 2014 (as defined in the Plan, the “Effective Date”);

WHEREAS, the Plan provides that on the Effective Date, certain Remaining Assets of the Debtors shall be vested in the Trustee for the benefit of the holders of the Senior Secured Notes, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors and the Trustee hereby agree as follows:

Section 1.         Assignment.

Pursuant to the terms of the Plan, the Debtors hereby irrevocably and unconditionally assign, transfer and convey all of the Debtors’ legal, beneficial and other right, title, benefit, privilege and interest in and to the Remaining Assets listed on Appendix I hereto (the “Assigned Assets”) to the Trustee for the benefit of the holders of the Senior Secured Notes. For the avoidance of doubt, nothing herein shall be construed as assigning or transferring to the Trustee any duties or obligations that the Debtors may have with respect to the Assigned Assets. On and after the date hereof, all payments with respect to the Assigned Assets shall be delivered directly to the Trustee for application pursuant to the terms of the Plan.

Section 2.         Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

Section 3.         Limited Power of Attorney

Solely with respect to the Assigned Assets, and to the extent permitted by law, the Debtors hereby irrevocably appoint the Trustee as their true and lawful attorney and authorize the Trustee to act in the Debtors’ stead, to demand, sue for, compromise and recover all such amounts as now are, or may hereafter become, due and payable for or on account of the Assigned Assets. The Debtors grant unto the Trustee full authority to do all things necessary to enforce the Assigned Assets and their rights thereunder pursuant to this Agreement.

Section 4.         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

Section 5.         Successors and Assigns.

This Agreement shall be binding upon Debtors and their successors and assigns and inure to the benefit of Trustee and its successors and assigns.

Section 6.         Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signed PDFs exchanged via electronic mail or facsimile copies of this Agreement shall legally bind the parties to the same extent as original documents.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf as of the date first above written.

DEBTORS:

Savient Pharmaceuticals, Inc.

By:
Name: Mathew C. Bazley
Title: Chief Liquidation Officer

Savient Pharma Holdings, Inc.

By:
Name: Mathew C. Bazley
Title: Chief Liquidation Officer

TRUSTEE:

U.S. Bank National Association, not individually but solely in its capacity as Trustee

By:
Name:
Title:

[Signature Page to Collateral Assignment Agreement]

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Appendix I

Assigned Assets

1.	Accounts receivable due from AmerisourceBergen Drug Corporation and/or its affiliates, Cardinal Health and/or its affiliates, Curascript and/or its affiliates and McKesson Corporation and/or its affiliates

2.	Amounts due to Savient from National Union Fire Insurance Company of Pittsburgh, PA as reimbursement for payments advanced by Savient to counsel in connection with defense of certain litigation (as described in the Debtors’ Motion for Entry of Order Modifying Automatic Stay to Allow for Advancement And Payment of Costs and Fees Under Directors and Officers Insurance Policies [Docket No. 607])

EXHIBIT F

Remnant Asset Purchase Agreement

PURCHASE AGREEMENT AND ASSIGNMENT OF CLAIMS AND INTERESTS

THIS PURCHASE AGREEMENT AND ASSIGNMENT OF CLAIMS AND INTERESTS (this “Agreement”), dated as of May     , 2014, is between Savient Pharmaceuticals, Inc. and Savient Pharma Holdings, Inc. (together, the “Seller” or “Debtors”) and Oak Point Partners, Inc. (the “Purchaser”).

WITNESSETH

WHEREAS, on October 14, 2013 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code (together, the “Chapter 11 Cases”), which Chapter 11 Cases are pending in the United States Bankruptcy Court for the District of Delaware (the “Court”) and are being jointly administrated for procedural purposes under chapter 11 case number 13-12680 (MFW);

WHEREAS, on March 17, 2014, the Debtors filed the Disclosure Statement With Respect to Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors [Docket No. 491], which Disclosure Statement was approved by the Court by order entered March 18, 2014 [Docket No. 495] (the “Solicitation Procedures Order”);

WHEREAS, pursuant to the Solicitation Procedures Order, the Court authorized the Debtors to solicit votes on the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors (as may be amended, supplemented or otherwise modified, the “Plan”);

WHEREAS, on May     , 2014, the Court entered an order [Docket No.     ] (the “Confirmation Order”) confirming the Debtors’ Plan, and the Plan became effective on May     , 2014 (as defined in the Plan, the “Effective Date”);

WHEREAS, the Plan provides that Purchaser will acquire certain remnant assets (the “Remnant Assets”) from Seller pursuant to the terms of this Agreement;

WHEREAS, the Remnant Assets are comprised of known or unknown assets and claims of the Debtors’ bankruptcy estates (the “Estates”) which have not been sold, assigned, transferred, encumbered or resolved on or before the Effective Date, and specifically exclude (i) cash held by the Debtors as of the Effective Date; (ii) the Purchase Price (as hereinafter defined) to be delivered pursuant hereto; (iii) assets assigned to the Senior Secured Notes Trustee pursuant to the Collateral Assignment Agreement, which assets are listed on Exhibit A hereto; (iv) the Liquidating Trust Assets; and (v) all insurance policies maintained by the Debtors that have not expired or terminated pursuant to their own terms on or before the Effective Date, including policies issued by ACE American Insurance Company, Axis Insurance Company, Beazley Insurance Company, Chubb Insurance Company, Federal Insurance Company, Gemini Insurance Company, Illinois Union Insurance Company, Ironshore Specialty Insurance Company, National Union Fire Insurance Company of Pittsburgh, Navigators Specialty Insurance Company and XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage or employment practices liability insurance coverage; and

WHEREAS, Seller has the power and authority to sell and assign all right, title and interest in and to the Remnant Assets to Purchaser, including, but not limited to the proceeds thereof.

NOW THEREFORE, in consideration of the promises and mutual undertakings herein contained, Seller and Purchaser agree as follows:

1.         Purchase Price. The Purchase Price shall be good funds in the amount of Ten Thousand and No/100 Dollars ($10,000.00) payable within 14 business days of the later of a) receipt by Purchaser of this executed Agreement; and b) an order of the Court approving this agreement as part of the confirmation of the Debtors’ Plan. Purchaser shall make payment by wire transfer to the collateral agent for the Senior Secured Discount Notes due 2019, issued pursuant to that certain Indenture, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., Savient Pharma Holdings, Inc. and Savient Pharma Ireland Limited, as guarantors, and U.S. Bank National Association, as indenture trustee, using the following wire information:

U.S. Bank National Association

ABA# 091000022

Credit A/C# 180121167365

Ref: Savient Pharmaceuticals

Attention: J. Murphy

2.         Assignment of Remnant Assets. Seller hereby irrevocably and unconditionally sells, assigns, transfers and conveys to Purchaser all of the Seller’s right, title and interest under, in and to the Remnant Assets, as well as any and all claims and rights related to the Remnant Assets, including, without limitation, all cash, securities, instruments and other property that may be paid or issued in conjunction with the Remnant Assets and all amounts, interest and costs due under the Remnant Assets.

3.         Authority to Sell. The sale of the Remnant Assets by the Seller is made pursuant to the authority vested in the Seller pursuant to the Debtors’ Plan and related documents and orders.

4.         Seller’s Representations and Warranties. In consideration of Purchaser’s agreements herein and to induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that Seller has full lawful right, title, power and authority to enter into this Agreement and to convey Seller’s interest to Purchaser in the Remnant Assets as is set forth in this Agreement free of any liens or other encumbrances.

EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE SELLER SELLS, ASSIGNS AND TRANSFERS THE REMNANT ASSETS TO THE PURCHASER “AS IS, WHERE IS” WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR IMPOSED BY LAW.

5.         Notice of Transfer/Address Change. Seller hereby authorizes Purchaser to file a notice of transfer pursuant to Rule 3001(e) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) with respect to any bankruptcy claim transfers and Seller hereby waives (i) its right to raise any objection thereto and (ii) its right to receive notice pursuant to

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Bankruptcy Rule 3001(e). With respect to non-bankruptcy claims, Seller authorizes Purchaser to file a change of address or notice of transfer (at Purchaser’s discretion) and Seller waives its right to raise any objection thereto and its right to receive notice pursuant thereto.

6.         Limited Power of Attorney. Solely with respect to the Remnant Assets, and to the extent permitted by law, Seller hereby irrevocably appoints Purchaser as its true and lawful attorney and authorizes Purchaser to act in Seller’s stead, to demand, sue for, compromise and recover all such amounts as now are, or may hereafter become, due and payable for or on account of the Remnant Assets herein assigned. Seller grants unto Purchaser full authority to do all things necessary to enforce the Remnant Assets and its rights thereunder pursuant to this Agreement.

7.         Entire Agreement. This Agreement embodies the entire agreement and understanding between Seller and the Purchaser and supersedes any and all prior agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or in any manner modified unless such amendment or modification is in writing and signed by both parties.

8.         Benefits and Binding Effect. All provisions contained in this Agreement or any document referred to herein or relating hereto shall inure to the benefit of and shall be binding upon the respective successors and assigns of Seller and the Purchaser.

9.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to choice of law principles of the State of Delaware.

10.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument, and copies or facsimiles of execution signatures shall be equivalent to original signatures.

11.         Plan and Confirmation Order. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Plan. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year first written above.

Oak Point Partners, Inc.		Savient Pharmaceuticals, Inc.

By:		By:
	Eric Linn		Mathew C. Bazley
	President		Chief Liquidation Officer
	1540 E. Dundee Rd., Suite 240		400 Crossing Blvd, 4th Floor
	Palatine, IL 60074		Bridgewater, NJ 08807

Savient Pharma Holdings, Inc.

By:
Mathew C. Bazley
Chief Liquidation Officer
400 Crossing Blvd, 4th Floor
Bridgewater, NJ 08807

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EXHIBIT A

Assets Assigned to Senior Secured Notes Trustee

1.	Accounts receivable due from AmerisourceBergen Drug Corporation and/or its affiliates, Cardinal Health and/or its affiliates, Curascript and/or its affiliates and McKesson Corporation and/or its affiliates

2.	Amounts due to Savient from National Union Fire Insurance Company of Pittsburgh, PA as reimbursement for payments advanced by Savient to counsel in connection with defense of certain litigation (as described in the Debtors’ Motion for Entry of Order Modifying Automatic Stay to Allow for Advancement And Payment of Costs and Fees Under Directors and Officers Insurance Policies [Docket No. 607])

EXHIBIT B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: SAVIENT PHARMACEUTICALS, INC., et al., Debtors.[1]	x : : : : : : : x	Chapter 11 Case No. 13-12680 (MFW) Jointly Administered Related to Docket No. ___

NOTICE OF (A) ENTRY OF ORDER CONFIRMING THE FIRST AMENDED

PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY

CODE PROPOSED BY THE DEBTORS; (B) EFFECTIVE DATE OF THE PLAN;

(C) SUBSTANTIAL CONSUMMATION OF THE PLAN; AND (D) BAR DATES FOR

CERTAIN ADMINISTRATIVE, PROFESSIONAL AND REJECTION CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.         Confirmation of the Plan. The debtors and debtors-in-possession in the above-captioned cases (together, the “Debtors”) hereby give notice that, on May     , 2014, the Honorable Mary F. Walrath, United States Bankruptcy Judge for the District of Delaware, entered an order [Docket No. __] (the “Confirmation Order”) confirming the First Amended Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors. (the “Plan”).2 The Plan is attached as Exhibit A to the Confirmation Order.

2.         Effective Date. Pursuant to the Confirmation Order, the Debtors hereby certify and give notice that the Plan became effective in accordance with its terms, as set forth in Article VIII of the Plan, on May     , 2014 (the “Effective Date”).

3.         Substantial Consummation. The Debtors hereby give notice that, pursuant to section 1101(2) of the Bankruptcy Code, the Plan has been substantially consummated.

4.         Releases, Exculpation and Injunctions. The Plan provides for releases, exculpation and injunctions of certain conduct. The injunctions in the Plan include a permanent injunction of the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities released or exculpated pursuant to the Plan.

5.         Bar Date for Professional Fee Claims. All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than July     , 2014 (i.e., forty-five (45) days after the Effective Date). The procedures for processing Final Fee Applications are

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Savient Pharmaceuticals, Inc. (3811); and Savient Pharma Holdings, Inc. (0701). The address of the Debtors’ corporate headquarters is 400 Crossing Boulevard, 4th Floor, Bridgewater, New Jersey 08807.

[2]	Unless otherwise defined in this Notice, capitalized terms used herein have the meanings set forth in the Plan.

set forth in the Plan. If a Professional or other Entity does not timely submit a Final Fee Application, such Entity shall be forever barred from seeking payment of such Professional Fee Claim from the Debtors, their Estates or the Liquidating Trust.

6.         Bar Date for Administrative Claims. The bar date for Administrative Claims arising on or before February 28, 2014 has expired. Requests for payment of Administrative Claims arising after February 28, 2014, other than Professional Fee Claims, must be filed with the Court and served on the Liquidating Trust and the Liquidating Trust Committee no later than the Administrative Claims Bar Date, June     , 2014 (i.e., the thirtieth (30th) day following the Effective Date). Unless the Liquidating Trust or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Liquidating Trust or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

7.         Bar Date for Rejection Damages Claims. Except as set forth in Article VII of the Plan, all executory contracts and unexpired leases of the Debtors have been rejected as of the Effective Date. If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Liquidating Trust no later than July     , 2014 (i.e., within thirty (30) days after service of notice of entry of the Confirmation Order).

8.         Renewed Request for Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all creditors and other parties in interest must file a renewed notice of appearance with the United States Bankruptcy Court for the District of Delaware (the “Court”) requesting receipt of documents pursuant to Bankruptcy Rule 2002.

9.         Copies of Plan and Confirmation Order. Any party in interest who wishes to obtain a copy of the Plan, any exhibits to the Plan or the Confirmation Order may view and download such documents at (i) at the Debtors’ case website (http://www.gcginc.com/cases/svnt); or (ii) at the Court’s website (http://www.deb.uscourts.gov) (PACER Account required).

Dated: May     , 2014

COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A.

David R. Hurst

J. Kate Stickles

500 Delaware Avenue, Suite 1410

Wilmington, Delaware 19801

Counsel for Debtors and Debtors-in-Possession

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